                               U.S. $170,000,000



                               CREDIT AGREEMENT



================================================================================



                             LTC PROPERTIES, INC.

                                   BORROWER



                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                    LENDERS



                           BANQUE NATIONALE DE PARIS
                              Los Angeles Branch

                               SYNDICATION AGENT


                          THE SUMITOMO BANK, LIMITED
                                Chicago Branch

                              DOCUMENTATION AGENT


                                      AND



                             SANWA BANK CALIFORNIA

                             ADMINISTRATIVE AGENT



================================================================================

                          Dated as of October 3, 1997

TABLE OF CONTENTS
-----------------

                                                                          Page
                                                                          ----
ARTICLE 1  DEFINITIONS....................................................  1
     1.1    Definitions...................................................  1
     1.2    Rules and Interpretation...................................... 20

ARTICLE 2 - THE REVOLVING CREDIT FACILITY................................. 21
     2.1    Commitments................................................... 21
     2.2    Borrowing Base................................................ 21
     2.3    Issuance of Letters of Credit................................. 21
     2.4    Commitment Percentage......................................... 24
     2.5    Types of Loans................................................ 25
     2.6    Evidence of Obligations....................................... 25
     2.7    Commitment Reduction.......................................... 25
     2.8    Commitment Termination........................................ 26
     2.9    Required Payments............................................. 26
     2.10   Commitment Fee................................................ 26
     2.11   Interest Limitation........................................... 26
     2.12   Administrative Fee............................................ 27
     2.13   Voluntary Conversion of Advances.............................. 27
     2.14   Notice of Borrowing........................................... 27
     2.15   Commitment Obligations........................................ 28
     2.16   Interest...................................................... 28
     2.17   Rates Applicable After Default................................ 28
     2.18   Method of Payment............................................. 29
     2.19   Telephonic Notices............................................ 29
     2.20   Interest Payment Dates; Interest and Fee Basis................ 29
     2.21   Notification of Loan, Interest Rates, Prepayments and
            Commitment Reductions......................................... 30
     2.22   Applicable Lending Offices.................................... 31
     2.23   Non-Receipt of Funds by the Agent............................. 31
     2.24   Withholding Tax Exemption..................................... 31
     2.25   Optional Prepayment........................................... 32
     2.26   Mandatory Prepayments......................................... 32
     2.27   Application of Repayments..................................... 34

ARTICLE 3 - CHANGE IN CIRCUMSTANCES....................................... 35
     3.1    Yield Protection.............................................. 35
     3.2    Taxes......................................................... 36
     3.3    Changes in Capital Adequacy Regulations....................... 36
     3.4    Replacement of Lenders........................................ 37

ARTICLE 4 - CONDITIONS PRECEDENT.......................................... 37
     4.1    Initial Loan or Letter of Credit.............................. 37
     4.2    All Loans..................................................... 39
     4.3    All Letters of Credit......................................... 39

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES................................ 39
     5.1    Authorization................................................. 39
     5.2    Enforceability................................................ 40
     5.3    Use of Proceeds............................................... 40
     5.4    Litigation.................................................... 40


     5.5    Financial Statements.......................................... 40
     5.6    Taxes......................................................... 40
     5.7    Subsidiaries.................................................. 40
     5.8    ERISA......................................................... 41
     5.9    Accuracy of Information....................................... 41
     5.10   Organization and Existence.................................... 41
     5.11   Consents...................................................... 41
     5.12   Intellectual Property......................................... 42
     5.13   Default....................................................... 42
     5.14   Nature of Business............................................ 42
     5.15   Ranking of Loans.............................................. 42
     5.16   Investment Company Acts; Other Regulations.................... 42
     5.17   Environmental Matters......................................... 42
     5.18   Title......................................................... 42

ARTICLE 6 - FINANCIAL COVENANTS........................................... 43
     6.1    Senior Leverage Ratio......................................... 43
     6.2    Leverage Ratio................................................ 43
     6.3    Minimum Tangible Net Worth.................................... 43
     6.4    Debt Service Coverage Ratio................................... 43
     6.5    Minimum Cash Flow Coverage Ratio.............................. 43

ARTICLE 7 - AFFIRMATIVE COVENANTS......................................... 43
     7.1    Financial Reporting........................................... 43
     7.2    Use of Proceeds............................................... 47
     7.3    Notice of Default............................................. 47
     7.4    Conduct of Business........................................... 47
     7.5    Records....................................................... 47
     7.6    Insurance..................................................... 47
     7.7    Compliance with Laws.......................................... 47
     7.8    Maintenance of Properties..................................... 48
     7.9    Inspection/Audits............................................. 48
     7.10   Payment of Obligations........................................ 48
     7.11   REIT Status................................................... 48
     7.12   New Significant Subsidiaries.................................. 48
     7.13   Management.................................................... 48

ARTICLE 8 - NEGATIVE COVENANTS............................................ 49
     8.1    Debt.......................................................... 49
     8.2    Merger........................................................ 50
     8.3    Sale of Assets................................................ 50
     8.4    Prepayments of Convertible Subordinated Debt.................. 50
     8.5    Acquisitions.................................................. 50
     8.6    Affiliates.................................................... 51
     8.7    ERISA......................................................... 51
     8.8    Encumbrances and Liens........................................ 51
     8.9    Loans, Advances and Guaranties................................ 52
     8.10   Investments................................................... 53
     8.11   Dividends and Distributions................................... 54
     8.12   Concentrations................................................ 55

ARTICLE 9 - DEFAULTS...................................................... 55
     9.1    Payment Defaults.............................................. 55
     9.2    Representations and Warranties................................ 55

     9.3    Other Loan Document Defaults.................................. 55
     9.4    Bankruptcy.................................................... 55
     9.5    Other Agreements.............................................. 56
     9.6    ERISA......................................................... 56
     9.7    Judgments..................................................... 56
     9.8    Loan Documents................................................ 56
     9.9    Change of Control............................................. 56
     9.10   REIT Status................................................... 57

ARTICLE 10 - ACCELERATION, WAIVERS AND AMENDMENTS......................... 57
     10.1   Acceleration.................................................. 57
     10.2   Cash Collateral............................................... 57
     10.3   Additional Remedies........................................... 57
     10.4   Amendments and Waivers........................................ 57
     10.5   Preservation of Rights........................................ 58

ARTICLE 11 - GENERAL PROVISIONS........................................... 59
     11.1   Survival of Representations................................... 59
     11.2   Governmental Regulation....................................... 59
     11.3   Headings...................................................... 59
     11.4   Entire Agreement.............................................. 59
     11.5   Several Obligations; Benefits of this Agreement............... 59
     11.6   Expenses; Indemnification..................................... 59
     11.7   Numbers of Documents.......................................... 60
     11.8   Severability of Provisions.................................... 60
     11.9   Nonliability of Lenders....................................... 60
     11.10  Choice of Law................................................. 60
     11.11  Consent to Jurisdiction....................................... 60
     11.12  Waiver of Jury Trial.......................................... 61
     11.13  Integration Clause............................................ 61
     11.14  Confidentiality............................................... 61
     11.15  Dispute Resolution............................................ 61

ARTICLE 12 - THE AGENT.................................................... 62
     12.1   Appointment................................................... 62
     12.2   Powers........................................................ 62
     12.3   General Immunity.............................................. 62
     12.4   No Responsibility for Loans, Recitals, etc.................... 63
     12.5   Action on Instructions of Lenders............................. 63
     12.6   Employment of Agents and Counsel.............................. 63
     12.7   Reliance on Documents; Counsel................................ 63
     12.8   Agent's Reimbursement and Indemnification..................... 64
     12.9   Rights as a Lender............................................ 64
     12.10  Lender Credit Decision........................................ 64
     12.11  Successor Agent............................................... 64
     12.12  Documentation Agent........................................... 65

ARTICLE 13 - SETOFF; RATABLE PAYMENTS..................................... 66
     13.1   Setoff........................................................ 66
     13.2   Ratable Payments.............................................. 66

ARTICLE 14 - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............ 66
     14.1   Successors and Assigns........................................ 66
     14.2   Participations................................................ 67

     14.3   Assignments................................................... 68
     14.4   Dissemination of Information.................................. 69
     14.5   Tax Treatment................................................. 69

ARTICLE 15 - NOTICES...................................................... 69
     15.1   Giving Notice................................................. 69
     15.2   Change of Address............................................. 69

ARTICLE 16 - COUNTERPARTS................................................. 70

SCHEDULE 1 - LENDERS AND APPLICABLE LENDING OFFICES
SCHEDULE 2 - SIGNIFICANT SUBSIDIARIES/SUBSIDIARIES
SCHEDULE 3 - DEBT
SCHEDULE 4 - LIENS
SCHEDULE 5 - INVESTMENTS
SCHEDULE 6 - TERMS OF SUBORDINATION

EXHIBIT A - FORM OF NOTE
EXHIBIT B - FORM OF COMPLIANCE CERTIFICATE
EXHIBIT C - FORM OF ASSIGNMENT AGREEMENT
EXHIBIT D - FORM OF NOTICE OF BORROWING
EXHIBIT E - FORM OF BORROWING BASE CERTIFICATE
EXHIBIT F - FORM OF GUARANTY
EXHIBIT G - FORM OF LETTER OF CREDIT REQUEST

                               CREDIT AGREEMENT


     This Credit Agreement, dated as of October 3, 1997, is among LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), the financial institutions party hereto (together with their respective successors and permitted assigns, the "Lenders"), BANQUE NATIONALE DE PARIS, Los Angeles Branch ("BNP"), as Syndication Agent, THE SUMITOMO BANK, LIMITED, Chicago Branch ("Sumitomo"), as Documentation Agent and SANWA BANK CALIFORNIA ("Sanwa"), as Administrative Agent. The parties hereto agree as follows:


                                   RECITALS

     WHEREAS, the Borrower wishes to obtain commitments from all Lenders for pro rata credit extensions under a revolving credit facility in an aggregate amount not to exceed $170,000,000 at any time outstanding, such credit being available on a committed basis as (i) pro-rata revolving loans in an aggregate amount at any time outstanding not to exceed $170,000,000 and (ii) standby letters of credit in an aggregate amount at any time issued and outstanding not to exceed $15,000,000, shared by the Lenders on a pro-rata participation basis.

     WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to extend credit to the Borrower for the purpose of (i) funding investments in healthcare facilities, related mortgage loans and dividend payments and (ii) for general corporate purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement:
          -----------

     "ACQUISITION" means each transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any ongoing business operating in the healthcare business (any such line of business , a "Permitted Business"), of all or substantially all of the assets of any firm, corporation, or division thereof in any Permitted Business, whether through the purchase of assets, by merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of the corporation in any Permitted Business which has ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by a percentage of voting power) of the outstanding partnership interests of a partnership in any Permitted Business.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of a LIBOR Loan, for the same Interest Period.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns 20% or more of the securities having ordinary voting power for the election of directors of a corporation. Notwithstanding the foregoing, (i) HCI shall be deemed an Affiliate of the Borrower until the earlier of (a) the date HCI raises a minimum of $20,000,000 in net proceeds from public offerings of common stock or (b) the date it is acquired by Assisted Living Concepts, Inc. and (ii) a partnership shall not be deemed an Affiliate of the Borrower if a general partner (which is an Affiliate of the Borrower) controls such partnership.

     "AGENT" means Sanwa in its capacity as administrative agent for the Lenders pursuant to Article 12, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 12.

     "AGGREGATE AVAILABLE COMMITMENT" means the aggregate of the Available Commitments of all the Lenders.

     "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders.

     "AGREEMENT" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5 (except for changes concurred to by the Borrower's independent public accountants).

     "APPLICABLE LENDING OFFICE" means for any Lender, its office for LIBOR Loans and Reference Rate Loans, specified in

Schedule 1 or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

     "APPLICABLE MARGIN" means, at any date of determination thereof, with respect to any LIBOR Loan, Letter of Credit Fee or Commitment Fee, the respective rates per annum or percentage, as applicable, for such LIBOR Loans, Letters of Credit or Commitment Fees, calculated as set forth below:

                                           LIBOR
                                         Loans and
                                         Letter of
                                         Credit Fee            Commitment Fee
                                         ----------            --------------
Level I Status                             0.625%                  0.20% p.a.
Level II Status                            0.875%                  0.20% p.a.
Level III Status                           1.125%                 0.225% p.a.
Level IV Status                             1.25%                  0.25% p.a.
Level V Status                             1.375%                  0.25% p.a.
Level VI Status                             1.50%                  0.25% p.a.

     "APPLICABLE VALUE" means (i) with respect to any Owned Property, the Book Value of such Owned Property determined in accordance with Agreement Accounting Principles net of depreciation applied on a pro rata basis and (ii) with respect to any Mortgaged Property, the unpaid principal balance of such related Mortgage Note.

     "APPRAISAL" means a Master Appraisal Institute appraisal (or an appraisal prepared by Valuation Counselor's Group or other appraisal satisfactory to the Agent and the Required Lenders).

     "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of Exhibit C hereto.

     "AUTHORIZED OFFICER" means any of the Chairman, Chief Executive Officer, President, Chief Financial Officer or Treasurer (specifically authorized by the Borrower) of the Borrower, acting singly.

     "AVAILABLE COMMITMENT" means, with respect to each Lender, the amount by which (i) the Commitment of each Lender on such date exceeds (ii) the sum of (a) the aggregate principal sum of such Lender's Loans outstanding, (b) such Lender's Commitment

Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) such Lender's Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

     "BNP" is defined in the first paragraph hereof.

     "BOOK VALUE" means, with regard to any Owned Property, the sum of (i) the lesser of (a) the purchase price or (b) the final construction cost (provided that such construction was completed within the last 90 days), plus (ii) capitalized improvements and all other related closing costs (calculated on a cost basis,) as determined in accordance with Agreement Accounting Principles.

     "BORROWER" is defined in the first paragraph hereof.

     "BORROWING BASE" means, as at any date, (i) 75% of the aggregate Applicable Value of the Eligible Mortgage Loans and (ii) 60% of the aggregate Applicable Value of the Eligible Owned Properties, minus the aggregate principal amount of
                                        -----
any outstanding Senior Debt (other than amounts outstanding hereunder, Capitalized Leases and Washington Bonds referenced on Schedule 3).

     "BORROWING BASE CERTIFICATE" means a certificate of an Authorized Officer of the Borrower, in substantially the form of Exhibit E and appropriately completed.

     "BORROWING DATE" means a date on which an Advance is made hereunder.

     "BUSINESS DAY" means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in Los Angeles, California, New York, New York and Chicago, Illinois and (ii) if the applicable Business Day relates to a LIBOR Loan, on which dealings in Dollar deposits are carried on in the London Interbank Market.

     "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CASH FLOW" means, for any period, for the Borrower and its Subsidiaries (determined on a Consolidated Basis in a presentation of Consolidated Statements of Cash Flow without duplication in accordance with Agreement Accounting Principles), Net Income plus minority interest expenses plus depreciation,
                        ----                            ----
amortization and other non-cash charges minus non-cash income plus Interest
                                        -----                 ----
Expense for such period.

     "CASH FLOW COVERAGE RATIO" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of (i) Cash Flow to (ii) the sum of principal payments (excluding principal payments on existing convertible Subordinated Indebtedness and under this Agreement), Distributions and Interest Expense.

     "CHANGE OF CONTROL" means (i) the acquisition by any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, of shares of capital stock of the Borrower entitling such Person to exercise more than 50% of the total voting power of all voting shares of the Borrower; or (ii) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower or any sale or transfer of all or substantially all of the assets of the Borrower to another Person other than (a) where the surviving corporation is the Borrower, (b) the Borrower continues to be a REIT and (c) the Borrower shall be in pro forma compliance with all provisions of this Agreement subsequent to such Change of Control.

     "CLOSING DATE" means the date on which all the conditions precedent set forth in Section 4.1 shall have been satisfied or waived and this Agreement becomes effective.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, including the regulations proposed or promulgated thereunder.

     "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans and participate in Letters of Credit not exceeding the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Assignment and Acceptance relating to any assignment that has become effective pursuant to
Section 14.3, as such amount may be modified from time to time pursuant to the terms hereof.

     "COMMITMENT FEE" means the commitment fee payable pursuant to Section 2.10.

     "COMMITMENT PERCENTAGE" means as to any Lender at any time, the percentage of the Aggregate Commitments then constituted by such Lender's Commitments.

     "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 7.1(iii).

     "CONSOLIDATED," "CONSOLIDATING" and "ON A CONSOLIDATED BASIS," when describing financial statements, refers to those of the Borrower and its Subsidiaries.

     "CONTROL" means the power to direct or cause the direction of the management or policies of a Person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "CONVERSION/CONTINUATION NOTICE" is the notice referred to in Section 2.13.

     "DEBT" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as Capitalized Leases, (v) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii) or (iv) above (including letters of credit or similar instruments for such purpose) and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "DEBT SERVICE COVERAGE RATIO" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of (i) Cash Flow to (ii) the sum of principal payments (excluding principal payments on existing convertible Subordinated Indebtedness and under this Agreement) and Interest Expense.

     "DEFAULT" means any Event of Default and any default, event or condition that would, with the giving of any requisite notice and the passage of any requisite period of time, constitute an Event of Default.

     "DISTRIBUTIONS" means the declaration of any dividend or the declaration of a distribution on or in respect to any shares of any class of capital stock, any partnership interest or any membership interest of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption or other retirement of any shares of any class of capital stocks, partnership interests or membership units of such Person, directly or indirectly, through a Subsidiary or otherwise; the return of equity capital by any

Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interests or membership unit of such Person.

     "DOCUMENTATION AGENT" means Sumitomo in its capacity as documentation agent for the Lenders, and not in its individual capacity as a Lender, and any successor Documentation Agent appointed by the Lenders.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "DRAWING LENDER" has the meaning set forth in Section 2.3(iii).

     "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) an insurance company or other financial institution or an investment fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; (iv) any Affiliate of an existing Lender; and (v) any other Person approved by the Agent and, in the absence of any Event of Default, the Borrower; provided, however, that an Affiliate of the Borrower or any Guarantor shall not qualify as an Eligible Assignee, (b) no direct competitor of the Borrower shall qualify as an Eligible Assignee and (c) no financial institution shall qualify as an Eligible Assignee if its participation hereunder would result in increased liability to the Borrower under Section 3.3.

     "ELIGIBLE MORTGAGE LOANS" means, as of any date, any Mortgage Loan, other than the following:

          (i) Any Mortgage Loan to an Affiliate or any Mortgage Loan which is not owned by the Borrower as sole owner and holder of such Mortgage Loan;

          (ii)   Any Mortgage Loan not originated by the Borrower;

          (iii) Any Mortgage Loan pursuant to which the Mortgage relates to a ground lease;

          (iv) Any Mortgage Loan which is more than 30 days past due for any payment thereunder;

          (v) Any Mortgage Loan for which the Borrower does not have the full right and authority to sell, assign and transfer such Mortgage Loan, Mortgage and the related Mortgage Note and other related documents;

          (vi) Any Mortgage Loan for which there does not exist a Phase I environmental report, any Mortgage Loan with respect to which any material environmental claim has been made or any Mortgage Loan for which there exists an environmental report which details the reasonable likelihood of material environmental claims;

          (vii) Any Mortgage Loan for which there has not been issued a title policy showing the Borrower as first lienholder or a title policy has been issued showing the Borrower as first lienholder, but with encumbrances or exceptions of a material nature unless otherwise insured against;

          (viii) Any Mortgage Loan, the principal balance of which is more than 80% of the value as determined by an Appraisal of the property secured by such Mortgage Loan;

          (ix) Any Mortgage Loan where the mortgagor thereof is currently the subject of a bankruptcy proceeding or is otherwise insolvent;

          (x) Any property subject to the Mortgage Loan which has been in operation as a licensed skilled nursing home or long-term care facility for less than one year, provided, however, that (a) if the Operator of any such property which has been in operation less than one year is a publicly-traded company with a ratio of (i) net income plus depreciation, amortization, other non-cash charges and Interest Expense to (ii) Interest Expense of at least 1.00:1.00 (calculated as of the end of each fiscal quarter for the period of four quarters then ended and calculated in accordance with generally accepted accounting principles), such Mortgage Loan shall be considered eligible hereunder and (b) up to $20,000,000 (calculated on an aggregate basis with amounts permitted under Section
     (viii)(b) of the definition of "Eligible Owned Properties") of such property subject to a Mortgage Loan in operation less than one year and which does not meet the requirements of (a) and which has an Operator which is publicly-traded shall be considered eligible hereunder;

          (xi) Any property subject to a Mortgage Loan for which the Operator does not have all material Governmental Approvals required for the operation thereof;

          (xii)  Any Mortgage Loan of which the Borrower is not the sole lender;

          (xiii) Any Mortgage Loan for which an Appraisal has not been completed; or

          (xiv) Any Mortgage Loan which is not free and clear of any and all Liens which are likely to have a Material Adverse Effect, encumbering or affecting the Mortgage Loan or Mortgage Note.

     "ELIGIBLE OWNED PROPERTIES" means, as of any date, Owned Properties, other than the following:

          (i) Any Owned Properties leased to an Affiliate or which is not owned by the Borrower or its Subsidiaries in fee simple ownership;

          (ii) Any Owned Property for which the lease payment is 30 or more days past due;

          (iii) Any Owned Property for which the term of the lease does not extend past the Facility Termination Date or for which the Operator thereof has failed to exercise a renewal option and no new lease has been executed by the Operator thereof within 60 days prior to the expiration of such lease;

          (iv) Any Owned Property for which no lease is in effect, or which has been terminated for any reason;

          (v) Any Owned Property where the Operator thereof is currently the subject of a bankruptcy proceeding or is otherwise insolvent;

          (vi) Any Owned Property subject to a Lien which is reasonably likely to have a Material Adverse Effect;

          (vii) Any Owned Property for which the Operator does not have all material Governmental Approvals required for the operation thereof as an Owned Property;

          (viii) Any Owned Property which has been in operation as a licensed skilled nursing home or long-term care facility for less than one year, provided, however, that (a) if the Operator of any such Owned Property which has been in operation less than one year is a publicly-traded company with a ratio of (i) net income plus depreciation, amortization, other non-cash charges and Interest Expense to (ii) Interest Expense of at least 1.00:1.00 (calculated as of the end of each fiscal quarter for the period of four quarters then ended and calculated in accordance with generally accepted accounting principles), such Owned Property shall be considered eligible hereunder and (b) up to $20,000,000 (calculated on an aggregate basis with amounts permitted under Section (x)(b) of the definition of "Eligible Mortgage Loans") of the Book Value of Owned Property in operation less than one year and which does not meet the requirements of (a) and which has an Operator which is publicly-traded shall be considered eligible hereunder;

          (ix) Any Owned Property for which there does not exist a Phase I environmental report, any Owned Property with respect to which any material environmental claim has been made or any Owned Property for which there exists an environmental report which details the reasonable likelihood of material environmental claims;

          (x) Any Owned Property for which there has not been issued a title policy showing the Borrower or any of its Subsidiaries as owner or a title policy has been issued showing the Borrower or any of its Subsidiaries as owner, but with encumbrances or exceptions of a material nature;

          (xi) Any Owned Property of which the Borrower or any of its Subsidiaries is not the sole owner; or

          (xii) Any Owned Property of which the Borrower or its Subsidiaries does not have full right and authority to sell, transfer or assign.

Notwithstanding the foregoing, for any Owned Property, only the lesser of (a) the Book Value or (b) the value as determined by an Appraisal (if an Appraisal exists) shall be considered eligible for Borrowing Base purposes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "EUROCURRENCY LIABILITIES" has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System.

     "EVENT OF DEFAULT" has the meaning set forth in Section 9.

     "FACILITY TERMINATION DATE" means October 2, 2000, unless accelerated pursuant to Section 10.1.

     "FED FUNDS RATE" means for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not
     --------
a Business Day, the Federal

Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

     "GOVERNMENTAL APPROVALS" means any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with a Governmental Person.

     "GOVERNMENTAL PERSON" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or regulatory instrumentality, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank, the Department of Housing and Urban Development, the Health Care Financing Administration, the Department of Health and Human Services, and any comparable authority.

     "GOVERNMENTAL RULE" means any treaty, law, rule, regulation, ordinance, order, code, judgment, decree, directive, interpretation, request, guideline, policy or similar form of decision of any Governmental Person.

     "GUARANTIES" means the Guaranties executed by each of the Guarantors, all in substantially the form attached as Exhibit F.

     "GUARANTORS" means each existing and future Significant Subsidiary of the Borrower which is wholly-owned, directly or indirectly, by the Borrower (other than LTC REMIC Corporation and any other Subsidiary of the Borrower formed directly in connection with securitization of the Borrower's Mortgage Loans), which Significant Subsidiaries as of the Closing Date, are set forth in Schedule 2.

     "HCI" means Home and Community Care, Inc., a Nevada corporation.

     "INTEREST EXPENSE" means, for any Person on a Consolidated Basis, as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of (i) the amount of all interest on Debt and
(ii) all amortized discount and expenses relating to Debt (as more specifically reflected on the Borrower's income statements, prepared in accordance with Agreement Accounting Principles, under "interest").

     "INTEREST PERIOD" means, with respect to a LIBOR Loan, a period of one week or one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one week or one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next week or next, second or third or sixth succeeding month, such Interest Period shall end on the last Business Day as such next week or next, second or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period may end after the Facility Termination Date. (If the Borrower shall have selected an Interest Period which ends after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date and the Borrower shall pay to the Lenders all amounts due under Section 3.1 as a result of such termination.)

     "INVESTMENT" means, for any Person, any investment made in cash or by delivery of Property:

          (i) In any Person, whether by acquisition of stock, indebtedness or other obligation or investment security, or by loan, guarantee, advance, capital contribution or otherwise; or

          (ii) In any Property, the amount of any investment shall be at cost (the amount of cash or the fair market value of other property given in exchange therefor).

     "LENDERS" is defined in the first paragraph hereof.

     "LETTER OF CREDIT" shall have the meaning set forth in Section 2.1.

     "LETTER OF CREDIT AMOUNT" means the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

     "LETTER OF CREDIT FEE" means with regard to each Letter of Credit an amount equal to the product of (i) the Applicable Margin and (ii) the original Letter of Credit Amount of each Letter of Credit.

     "LETTER OF CREDIT REQUEST" means a request by the Borrower for the issuance of a Letter of Credit on the Agent's standard form of standby letter of credit application and agreement attached as Exhibit G (or any successor standard agreement or related agreements containing substantially the same terms and conditions).

     "LEVEL I STATUS" means at any time that the Borrower's Rating is BBB+ or higher by S&P or Baa1 or higher by Moody's.

     "LEVEL II STATUS" means at any time that the Borrower's Rating is BBB by S&P or Baa2 by Moody's and Level I Status does not apply.

     "LEVEL III STATUS" means at any time that the Borrower's Rating is BBB- by S&P or Baa3 by Moody's and Levels I and II Status do not apply.

     "LEVEL IV STATUS" means at any time that the Borrower does not have a Rating or that the Borrower's Rating is less than BBB- by S&P or less than Baa3 by Moody's and the Borrower's Leverage Ratio is less than or equal to 0.75:1.00 as of the last day of the most recently ended fiscal quarter of the Borrower.

     "LEVEL V STATUS" means at any time that the Borrower does not have a Rating or that the Borrower's Rating is less than BBB- by S&P or less than Baa3 by Moody's and the Borrower's Leverage Ratio is greater than 0.75:1.00 and less than or equal to 1.0:1.0 as of the last day of the most recently ended fiscal quarter of the Borrower.

     "LEVEL VI STATUS" means at any time that Borrower does not have a Rating or that the Borrower's Rating is less than BBB- by S&P or less than Baa3 by Moody's and the Borrower's Leverage Ratio is greater than 1.00:1.00 but less than or equal to 1.25:1.00 as of the last day of the most recently ended fiscal quarter of the Borrower.

     "LEVERAGE RATIO" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter the ratio of
(i) Total Liabilities outstanding at such time to (ii) Tangible Net Worth.

     "LIBOR" means, for any Interest Period for any LIBOR Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 100%), as determined by the Agent of the respective rates per annum quoted by Telerate, Inc. at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date 2 Business Days before the first day of such Interest Period for the offering by lenders to leading banks in the London Interbank Market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Lenders for such Interest Period.

     "LIBOR LOAN" means a Loan when it bears interest at the LIBOR Rate.

     "LIBOR RATE" means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) LIBOR applicable to such Interest Period, plus (ii) the Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

     "LIBOR RESERVE PERCENTAGE" means, for any Interest Period for any LIBOR Loan, the reserve percentage applicable 2 Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on such LIBOR Loan is determined) having a term equal to such Interest Period.

     "LIEN" means any voluntary or involuntary lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "LOAN" means, with respect to a Lender, a LIBOR Loan or a Reference Rate Loan.

     "LOAN DOCUMENTS" means this Agreement, any Letter of Credit Requests, the Letters of Credit, the Guaranties and the Notes executed by the Borrower and the Guarantors in connection herewith and any other agreement (including, but not limited to any fee letters) executed by the Borrower or any Guarantor in connection herewith, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "LTC REMIC CORPORATION" means LTC REMIC Corporation, a Delaware corporation.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means, with respect to any Mortgage Loan, the mortgage, deed of trust or other instrument creating a first mortgage lien on the related Mortgage Property. In the case of a Mortgage Loan secured by more than one Mortgage, the term "Mortgage" shall refer to each such Mortgage.

     "MORTGAGED PROPERTY" means, with respect to any Mortgage Loan, any fee interest of the obligor on the related Mortgage Note in land and the improvements thereof subject to the lien of the related Mortgage. In the case of any Mortgage Loans secured by more than one Mortgaged Property, the term "Mortgaged Property" shall refer to each such Mortgaged Properties.

     "MORTGAGE LOAN" means each Mortgage Loan made by any Person to finance Owned Properties, evidenced by a Mortgage Note secured by a Mortgage, together with all direct rights to payment in respect thereof under the Mortgage Note and any and all related agreements, any security interest thereunder and any guarantee relating to the Mortgaged Property and any Mortgage Loan.

     "MORTGAGE NOTE" means, with respect to any Mortgage Loan, the note (or notes) or other instrument(s) evidencing the indebtedness under such Mortgage Loan.

     "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(i)(3) of the Borrower's ERISA Plan.

     "NET INCOME" means for the Borrower and its Subsidiaries on a Consolidated Basis, net income as determined in accordance with Agreement Accounting Principles.

     "NOTES" mean promissory notes, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "NOTICE OF ASSIGNMENT" is defined in Section 14.3(ii).

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "OPERATOR" means (i) the lessee of any Owned Property owned by the Borrower and (ii) the mortgagor or lessee of a Mortgaged Property to the extent such entity controls the operation of the Mortgaged Property.

     "OWNED PROPERTY" means a health care facility offering long-term health care-related products and services, including any skilled nursing homes, long-term care facilities, assisted living facilities and other similarly related health care facilities.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERSON" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any member of the Controlled Group.

     "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "PURCHASERS" is defined in Section 14.3(i).

     "RATING" means a rating issued (not implied) from time to time by S&P or Moody's for senior, unsecured, non-credit enhanced long-term Debt of the Borrower.

     "REFERENCE RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the higher of (i) the annual rate of interest announced from time to time by the Agent at its head office in Los Angeles, California, as its corporate reference rate (which is a rate set by the Agent based upon various factors including general economic and market conditions, is used as a reference point for pricing certain loans and the Agent may price its loan at, above or below such rate) and (ii) the sum of the Fed Funds Rate plus 1/2% per annum.

     "REFERENCE RATE LOAN" means a Loan when it bears interest at the Reference Rate.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIT" means a Real Estate Investment Trust (as defined in the Code) formed and operated in compliance with the Code.

     "REMIC" means a Real Estate Mortgage Investment Conduit (as defined in the
Code) formed and operated in compliance with the Code.

     "REMIC CERTIFICATE" means any certificates issued by or on behalf of any REMIC formed by the Borrower or any of its Subsidiaries representing an interest in a mortgage portfolio held by or on behalf of such REMIC.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Loans. Any Lender which has refused (except if such refusal is mandated by law) to make available its Commitment Percentage of any Advance or to fund its portion of any Loan or Letter of Credit shall not be included in this calculation.

     "REQUIREMENT OF LAW" means as to any Person, the articles or certificate of incorporation of such Person, and any material law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Person, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "S&P" means Standard and Poor's Corporation.

     "SANWA" is defined in the first paragraph hereof.

     "SEC" means the United States Securities and Exchange Commission or any successor thereto.

     "SEC REPORT" means a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SENIOR DEBT" means the sum of the outstanding principal balance of all non-subordinated Debt of the Borrower and its Subsidiaries on a Consolidated Basis (excluding non-recourse Mortgage Loans).

     "SENIOR LEVERAGE RATIO" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter, the ratio of (i) Senior Debt outstanding at such time to (ii) Tangible Net Worth.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Borrower, the stock of which is directly owned by the Borrower and which has Tangible Net Worth of at least $2,500,000.

     "SINGLE EMPLOYER PLAN" means a Plan other than a Multiemployer Plan.

     "SUBORDINATED INDEBTEDNESS" means, collectively, Debt (i) for which the Borrower is directly and primarily liable and in respect of which none of its Subsidiaries is contingently or otherwise obligated, (ii) that does not have any principal or sinking fund payment due prior to the Facility Termination Date and
(iii) that is subordinated (on terms set forth in Schedule 6 or such other terms as are acceptable to the Required Lenders) to the Obligations of the Borrower hereunder and under other Loan Documents, and pursuant to documentation containing other terms (including covenants and events of default) that are not more favorable than those applicable to the Loans and the Letters of Credit. Notwithstanding the foregoing, the Borrower's 8.25% Convertible Subordinated Debentures due January 1999 in the original issued amount of $10,000,000 shall be deemed Subordinated Indebtedness.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any general partner of any partnership (but not the partnership itself), any association, any joint venture or any similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "SUMITOMO" is defined in the first paragraph hereof.

     "SYNDICATION AGENT" means BNP in its capacity as syndication agent for the Lenders, and not in its individual capacity as a Lender, and any successor Syndication Agent appointed by the Lenders.

     "TANGIBLE NET WORTH" means, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a Consolidated Basis without duplication in accordance with Agreement Accounting Principles) of the following:

     (i)  The total amount of shareholders' equity, minus
                                                    -----

    (ii) The sum of the following: the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including Debt issuance costs, unamortized costs of securitization, unrealized gain or loss on mortgage-backed securities, goodwill, research and development costs, trademarks, tradenames, copyrights, patents and franchises, unamortized debt discount and expense, and any write-up of the book value of assets resulting from a revaluation of such assets subsequent to the Closing Date, minus
                                       -----

   (iii) All amounts (without duplication) due to such Person from current and former officers, directors, consultants, employees.

     "TAXES" is defined in Section 3.2.

     "TOTAL INVESTMENTS" mean any Investment made, directly or indirectly, (i) in the unpaid principal balance of any Mortgage Loan, (ii) in the Book Value plus depreciation relating to any Owned Property and (iii) in the unpaid principal balance of the Mortgage Loans underlying any REMIC Certificate (minus any Mortgage Loans payable by the Borrower or its Subsidiaries to such REMIC).

     "TOTAL LIABILITIES" means, as of any date, the sum, for the Borrower and its Subsidiaries on a Consolidated Basis in accordance with Agreement Accounting Principles of the following:

     (i)  all Debt and

    (ii) all other liabilities which should be classified as liabilities on the balance sheet, including all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

     "TRANSFEREE" is defined in Section 14.4.

     "TYPE" means, with respect to a Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

     "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plans.

     1.2  Rules and Interpretation.
          ------------------------

          (i) A reference to any document or agreement shall mean such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

         (ii) The singular includes the plural and the plural includes the singular.

        (iii) A reference to any law includes any amendment or modification of such law.

         (iv) A reference to any Person includes its permitted successors and permitted assigns.

          (v) Accounting terms capitalized but not otherwise defined herein shall have their meanings applied to them by Agreement Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

         (vi) The words "include," "includes," and "including" are not limiting.

        (vii) All terms not specifically defined herein or by Agreement Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of California, have the meanings assigned to them therein.

       (viii) Reference to a particular "section" refers to that section of this Agreement unless otherwise indicated.

         (ix) The words "herein," "hereof," "hereunder" and words of like import shall mean to this Agreement as a whole and not to any particular section or subdivision of this Agreement.


                                   ARTICLE 2

                         THE REVOLVING CREDIT FACILITY
                         -----------------------------

     2.1     Commitments.  Each Lender severally agrees, on the terms and
             -----------
conditions set forth in this Agreement, (i) to make Loans on a revolving credit basis and in Dollars to the Borrower from time to time and (ii) to participate in standby letters of credit issued for the account of the Borrower pursuant to

Section 2.3 from time to time (each a "Letter of Credit" and, collectively, the "Letters of Credit"), from and including the Closing Date to but excluding the Facility Termination Date in an amount not to exceed the amount of its Commitment. The sum of (a) the aggregate principal amount of all Loans outstanding, (b) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (c) the aggregate amount of unreimbursed drawings under all Letters of Credit, shall not exceed, at any time, the lesser of (x) the Aggregate Commitment and (b) the Borrowing Base. Further, the sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $15,000,000 at any time. Within the limit of each Lender's Commitment and as set forth herein, the Borrower may borrow, have Letters of Credit issued and/or renewed for its account, prepay Loans, reborrow and have additional Letters of Credit issued for its account.

     Notwithstanding the foregoing, no more than ten separate Interest Periods in respect of LIBOR Loans from each Lender may be outstanding at any one time.

     2.2     Borrowing Base.  The Borrowing Base availability shall be
             --------------
determined on the basis of the Borrowing Base Certificate which is delivered on the Closing Date and in accordance with Section 7.1(iv).

     2.3     Issuance of Letters of Credit.
             -----------------------------

     (i) The Borrower shall be entitled to request the issuance of standby Letters of Credit from time to time from and including the Closing Date to but excluding the date which is fourteen Business Days prior to the Facility Termination Date by giving the Agent a Letter of Credit Request at least three Business Days before the requested date of issuance of such Letter of Credit (provided that such Letter of Credit Request is received by the Agent no later than 11:00 a.m., Los Angeles time, and any Letter of Credit Request received after such time shall be deemed to have been received on the next Business Day) (which date of issuance shall be a Business Day). No Letter of Credit shall have an expiration date beyond the later of (i) the date one year from its date of issuance or (ii) seven Business Days prior to the Facility Termination Date. The aggregate Letter of Credit Amounts under all outstanding Letters of Credit and the aggregate amount of unreimbursed drawings under Letters of Credit shall reduce, dollar for dollar, the Aggregate Available Commitment. Letters of Credit may only be requested in Dollars and in minimum amounts of at least $500,000. The sum of (a) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (b) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not at any time exceed $15,000,000. In addition, the sum of (i) the aggregate principal amount of all Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and

(iii) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed, at any time, the lesser of (a) the Aggregate Commitment and
(b) the Borrowing Base. Each Letter of Credit Request shall be made in writing, shall be signed by an Authorized Officer and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon the reasonable acceptance by the Agent of the form of Letter of Credit requested and fulfillment of the other applicable conditions set forth in Section 4.3, the Agent will issue the requested Letter of Credit from its office specified in Section 15.1.

     (ii) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (a) such Lender's Commitment Percentage and (b) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall promptly advise each Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit. The Agent shall also promptly notify the Borrower of any drawing under such Letter of Credit, provided that the failure to do so shall not affect the Borrower's obligations hereunder. Whenever the Agent receives a payment on account of a drawing under a Letter of Credit, including interest thereon, it shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Commitment Percentage thereof.

     (iii) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any cash collateral deposit held by the Agent with respect to such Letter of Credit. After any such cash collateral deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Reference Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.3). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 12:00 noon, Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Lender. Each Lender shall, on the day of such notification (or if such notification is not given by 1:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day), make a Reference Rate Loan, which shall be used to repay the applicable portion of the Reference Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.3) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 1:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Reference Rate Loan. In the event that any Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Reference Rate Loan (except if such Lender is prohibited by law from making such amount available to the Drawing Lender), the Drawing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate.

     (iv) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Reference Rate Loan made under Section 2.3(iii) shall be absolute, unconditional and irrevocable and shall be paid immediately when due (and in any event shall reimburse the Agent for drawings under a Letter of Credit on the date of payment thereof by the Agent), strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

             (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

             (b) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

             (c) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

             (d) any exchange, release or nonperfection of any collateral, or any release, amendment or waiver of or consent to departure from any Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit; and

             (e) any other circumstance or happening similar to any of the foregoing.

     (v) The Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder, the following fees:

             (a) a nonrefundable Letter of Credit Fee to the Agent for the pro rata benefit of the Lenders, such fee to be payable quarterly in arrears.

             (b) from time to time, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

     (vi) The terms of this Agreement shall take precedence if there is any inconsistency between the terms of this Agreement and the terms of any Letter of Credit Request utilized by the Agent.

     (vii) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) in the absence of any gross negligence or willful misconduct by the Agent, payment by the Agent against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     2.4     Commitment Percentage.  The principal amount of each Lender's Loan
             ---------------------
and participation in a Letter of Credit shall be in an amount equal to the product of (i) such Lender's Commitment Percentage (expressed as a fraction) and
(ii) the total amount of the Loan or Loans or Letters of Credit requested; provided that in no event shall any Lender be obligated to make a Loan or
-------- ----
participate in a Letter of Credit if after giving effect to such Loan or such participation such Lender's Loans, its Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and its Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit outstanding would exceed its Commitment or if the amount of such requested Loan is in excess of such Lender's Available Commitment.

     2.5     Types of Loans.  Except as limited herein, the Loans may from time
             --------------
to time be (i) LIBOR Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.14. Notwithstanding the foregoing, the initial Loans made on the Closing Date shall be made as Reference Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.13. Each Lender may make or maintain its Loans to the Borrower by or through any Applicable Lending Office.

     2.6     Evidence of Obligations.  The Loans made by each Lender to the
             -----------------------
Borrower shall be evidenced by a Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by such Lender to the Borrower, with interest thereon as prescribed in Sections 2.16 and 2.17. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure
----- -----
of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall
(i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.16 and 2.17 and (iii) be stated to be payable on the Facility Termination Date.

     2.7     Commitment Reduction.  At the Borrower's option and upon at least
             --------------------
five Business Days' prior irrevocable written notice to the Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Commitment in whole at any time or in part from time to time; provided, however, that (i) each partial reduction of the Aggregate Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000 and (ii) the Borrower may not reduce the Aggregate Commitment below an amount equal to the sum of all Loans and Letters of Credit outstanding together with unreimbursed drawings under Letters of Credit. The Agent shall promptly notify each Lender (by telecopy or by telephone) of such requested Commitment reduction.

     In addition, the Aggregate Commitments shall automatically terminate upon the occurrence of a Change of Control.

     Reductions of the Aggregate Commitment pursuant to this Section 2.7 shall automatically effect a reduction of the Commitment of each Lender to an amount equal to the product of (i) the Aggregate Commitment of all Lenders, as reduced pursuant to this Section 2.7 and (ii) the Commitment Percentage of such Lender, in each case determined immediately prior to such reduction of the Aggregate Commitment on such date. Any such Commitment reduction shall be applied as the Borrower directs.

     Upon each reduction of the Aggregate Commitment, the Borrower shall pay the Commitment Fee, payable pursuant to Section 2.10, accrued on the amount of the Aggregate Commitment so reduced through the date of such reduction.

     2.8     Commitment Termination.  The Commitment of each Lender and the
             ----------------------
Aggregate Commitment shall terminate on the Facility Termination Date.

     2.9     Required Payments.  The outstanding Loans and all other unpaid
             -----------------
Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.10    Commitment Fee.  The Borrower agrees to pay to the Agent for the
             --------------
benefit of the Lenders a Commitment Fee to be shared among Lenders on the basis of their respective Commitment Percentages with respect to the Aggregate Available Commitments for the period from and including the Closing Date to but excluding the Facility Termination Date, computed at an amount equal to the Applicable Margin multiplied by the average daily aggregate amount of the Aggregate Available Commitment from time to time in effect, to be payable quarterly in arrears, within 5 days after the end of each quarter, and on the Facility Termination Date.

     2.11    Interest Limitation.  Notwithstanding any other term of this
             -------------------
Agreement or any Note or any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, and any term of this Agreement, any Note, any Loan Document or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section.

     2.12    Administrative Fee.  The Borrower agrees to pay to the Agent, for
             ------------------
its own account, an administrative fee set forth in a fee letter dated as of the Closing Date between the Borrower and the Agent.

     2.13    Voluntary Conversion of Advances.  The Borrower may on any Business
             --------------------------------
Day, upon written notice (a "Conversion/ Continuation Notice") given to the Agent not later than 12:00 noon, Los Angeles time, on the third Business Day before the date of the proposed conversion convert any Advance into an Advance of another Type; provided, however, that, with respect to a conversion from a
                 --------  -------
LIBOR Loan into a Reference Rate Loan, any such conversion shall be made on, and only on, the last day of the Interest Period for such Loan. Each such notice of a conversion shall, within the restrictions specified above, specify (i) the Loan to be converted, (ii) the Type of Loan into which such Loan is to be converted and (iii) the requested date for such conversion. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. Any part of outstanding LIBOR Loans and Reference Rate Loans may be converted as provided herein, provided (a) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility Termination Date and (b) the Borrower shall not have the right to continue or convert to a LIBOR Loan if a Default shall have occurred and be continuing. However, if the Borrower shall fail to give any required notices described above in this Section or if such continuation is not permitted pursuant to the preceding sentence, such Loans shall be automatically converted to Reference Rate Loans on the last day of such then-expiring Interest Period.

     2.14    Notice of Borrowing.  The Borrower shall give the Agent telephonic
             -------------------
notice which must be promptly confirmed by written notice substantially in the form of Exhibit D attached hereto (which telephonic notice must be received by the Agent prior to 9:00 a.m., Los Angeles time, on the proposed Borrowing Date or, if all or any part of the Loans are requested to be made as LIBOR Loans, three Business Days prior to each proposed Borrowing Date) requesting that the Lenders make the Loans on the proposed Borrowing Date and specifying (i) the aggregate amount of Loans requested to be made (which must be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000) (or, if less, the then Available Commitment), (ii) subject to Section 2.5, whether the Loans are LIBOR Loans or Reference Rate Loans or a combination thereof and
(iii) if the Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Lender thereof no later than 10:00 a.m., Los Angeles time, on the date of receipt of such telephonic notice. On the proposed Borrowing Date, not later than 12:00 noon, Los Angeles time, each Lender shall make available to the Agent at its office specified in Section 15.1 such Lender's Commitment Percentage of the aggregate borrowing amount (as determined in accordance with Section 2.4) in immediately available funds and in Dollars. Not later than 12:00 noon, Los Angeles time, on the date of such Loans and upon fulfillment of the applicable conditions set forth in Section 4, the Agent shall make such Loans available to the Borrower in immediately available funds. Each notice pursuant to this Section 2.14 shall be irrevocable and binding on the Borrower and, to the extent that any discrepancy exists between the telephonic notice and the later written notice, the telephonic notice shall take precedence. The Agent may, in the absence of notification from any Lender that such Lender has not made its Commitment Percentage available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Loans.

     2.15    Commitment Obligations.  Neither the Agent nor any Lender shall be
             ----------------------
responsible for the obligation or Available Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of their obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.16    Interest.  A Reference Rate Loan shall bear interest on the
             --------
outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a LIBOR Loan into a Reference Rate Loan pursuant to Section 2.13 to (but not including) the date it becomes due or is converted into a LIBOR Loan pursuant to Section 2.13 hereof, at a rate per annum equal to the Reference Rate for such day. Changes in the rate of interest on any Loan maintained as a Reference Rate Loan will take effect simultaneously with each change in the Reference Rate. Each LIBOR Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate determined as applicable to such LIBOR Loan.

     2.17    Rates Applicable After Default.  Notwithstanding anything to the
             ------------------------------
contrary contained herein, during the continuance of an Event of Default no Loan may be made as, converted into or continued as a LIBOR Loan. During the continuance of an Event of Default each Loan shall bear interest at a rate per annum equal to the Reference Rate plus 2% per annum. All such interest shall be payable on demand of the Agent.

     2.18    Method of Payment.  All payments of the Obligations hereunder shall
             -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds in Dollars to the Agent at the address specified pursuant to Article 15, or at any other Applicable Lending Office of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon, Los Angeles time, on the date when due and shall be applied ratably by the Agent among the Lenders (except for amounts required under Sections 3.1, 3.2 and 3.3 in which case such amounts shall be paid to the affected Lender or Lenders). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article 15 or at any Applicable Lending Office specified in a notice received by the Agent from such Lender. The Agent is hereby authorized (but not obligated) to charge Account No. 0496-17539 (or such other account as may be designated by the Borrower from time to time) of the Borrower maintained with Sanwa for each payment of principal, interest and fees as it becomes due hereunder.

     2.19    Telephonic Notices.  The Borrower hereby authorizes the Lenders and
             ------------------
the Agent to convert or continue Loans and effect selections of Types of Loans based on telephonic notices made by any Person or Persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.20    Interest Payment Dates; Interest and Fee Basis.  Interest accrued
             ----------------------------------------------
on each Reference Rate Loan shall be payable in arrears on the first Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, on any date on which Reference Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Reference Rate Loan converted into a LIBOR Loan on a day other than an interest payment date shall be payable on the date of conversion. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period, on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity.

     Interest on LIBOR Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year and interest on Reference Rate Loans shall be calculated for actual days elapsed on the basis of 365-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon, Los Angeles time, at the place of payment. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause any payment of interest
--------  -------
on or principal of any LIBOR Loan to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day, and such shortened time shall in such case be used in the computation of payment of interest.

             For purposes of calculating the Applicable Margin for LIBOR Loans, the Letter of Credit Fee and the Commitment Fee, if the Ratings shall fall within different Levels, the Applicable Margin, the Letter of Credit Fee and the Commitment Fee shall be based on the higher Rating. If any Rating shall be changed, each such change with respect to the Borrower shall apply at any time during the period commencing on the fifth Business Day following the date on which the Agent has received notice of such change from the Borrower after the effective date of such change and ending on the date five Business Days following the date on which the Agent has received notice of any new change in Rating (after the effective date of the next such change). If the rating system of either S&P or Moody's shall change, the parties hereto shall negotiate in good faith to amend the references to specific Ratings in the Applicable Margin definition to reflect such changed rating system.

             The Applicable Margin for LIBOR Loans, the Letter of Credit Fee and the Commitment Fee shall also be subject to adjustment (upwards or downwards, as appropriate) based on the Borrower's Leverage Ratio. The Leverage Ratio shall be determined from the then most recent annual or quarterly financial statement of the Borrower delivered with the Compliance Certificate. The adjustment, if any, to the Applicable Margin for LIBOR Loans, the Letter of Credit Fee and the Commitment Fee, as it relates to the Leverage Ratio, shall take place on, and be effective from and after the fifth Business Day following the date on which the Agent has received the Compliance Certificate. If the Borrower shall at any time fail to furnish to the Agent the Compliance Certificate within the time limitation set forth in Section 7.1(iii), then the Borrower's Level shall be Level VI Status from the date of such failure until 5 Business Days after such Compliance Certificate is so delivered.

     2.21    Notification of Loan, Interest Rates, Prepayments and Commitment
             ----------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of a borrowing notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Reference Rate.

     Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     2.22    Applicable Lending Offices.  Each Lender may book its Loans at any
             --------------------------
Applicable Lending Office selected by such

Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Notes shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written or telex notice to the Agent and the Borrower, designate an Applicable Lending Office through which the Loans will be made by it and for whose account Loan payments are to be made. For purposes of
Article 3 and determining the LIBOR Rate, all LIBOR Loans shall be deemed to have been funded with offshore deposits, provided that the Lenders shall have the right to fund LIBOR Loans in any manner in their sole discretion.

     2.23    Non-Receipt of Funds by the Agent.  Unless the Borrower or a
             ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent (or the same date, in the case of Reference Rate Loans) of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Fed Funds Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.24    Withholding Tax Exemption. At least five Business Days prior to the
             -------------------------
first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.25    Optional Prepayment.  The Borrower may at any time and from time to
             -------------------
time, prepay the Loans, in whole or in part, without premium or penalty (except amounts required by Section 3.1), upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Reference Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Reference Rate Loans or a combination thereof, the amount allocable to each. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period applicable thereto shall also be subject to the payment of amounts due under Section 3.1 hereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or in increments of $1,000,000 above such amount. Optional prepayments shall be applied as directed by the Borrower and, in the absence of such direction, as the Agent shall determine.

     2.26    Mandatory Prepayments.
             ---------------------

     (i) If at any time the aggregate principal amount of all Loans outstanding, the aggregate Letter of Credit Amount of all Letters of Credit outstanding and the aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base, the Borrower shall pay immediately upon demand made by the Agent all amounts required in order to reduce such amounts outstanding to the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base, and if no Loans or any unreimbursed drawings under Letters of Credit are then outstanding, shall deposit with the Agent cash collateral in an amount equal to the amount by which the aggregate Letter of Credit Amounts of all Letters of Credit outstanding exceeds the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base.

     (ii) If at any time the aggregate Letter of Credit Amount of all Letters of Credit outstanding and the aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed $15,000,000 for whatever reason, the Borrower shall immediately deposit with the Agent cash collateral in an amount equal to the amount by which the aggregate Letter of Credit Amount of all Letters of Credit outstanding and any aggregate amount of unreimbursed drawings under all Letters of Credit shall exceed $15,000,000.

     (iii) Upon the sale, or a combination of sales, lease transfer or other disposition (including securitizations or the issuance and sale of REMIC Certificates) of the assets of the Borrower or its Subsidiaries (other than sales in the ordinary course of business or sale of assets having a Book Value of less than $5,000,000) which results in receipt by the Borrower or its Subsidiaries of either (a) cash proceeds and/or (b) repayment of any Debt owing to the Borrower or its Subsidiaries resulting from any such sale or combination of sale of assets or otherwise, the Borrower shall prepay the Loans in an amount equal to 100% of such cash proceeds received by the Borrower or its direct or indirect wholly-owned Subsidiaries or Debt repaid (net of reasonable and customary costs of sale and related income tax expense) or, if no Loans are outstanding or if the Loans have been prepaid and if a Default shall have occurred, the Borrower shall immediately deposit with the Agent cash collateral in an amount equal to the lesser of such net proceeds or the aggregate Letter of Credit Amount of all Letters of Credit outstanding. All such prepayments shall be applied in accordance with Section 2.27.

     (iv) Upon a Change of Control, the Borrower shall immediately prepay all of the Loans or if no Loans are outstanding or if the Loans have been prepaid, the Borrower shall immediately deposit with the Agent cash collateral in an amount equal to the Aggregate Letter of Credit Amount for all Letters of Credit outstanding.

     (v) Upon the issuance or sale by the Borrower or any of its directly or indirectly wholly-owned Subsidiaries after the Closing Date of any stock, any warrants or options exercisable in respect of stock (other than any warrants or options issued to current or former directors, officers, consultants or employees of the Borrower or any of its Subsidiaries, any restricted stock plan and the shares distributed thereunder, any stock issued upon exercise of such warrants or options and other than stock issued pursuant to exchangeable limited partnership interests), any other security or instrument representing an equity interest, any Subordinated Indebtedness provided that if any new Subordinated Indebtedness permitted by Section 8.1(iv)(b) is incurred to refinance any Subordinated Indebtedness then outstanding, no mandatory prepayment will be required hereunder), any Debt refinancing a portion or all of the Loans and Letters of Credit or any capital contribution received, the Borrower shall immediately prepay the Loans in an aggregate amount equal to 100% of the proceeds from such equity or debt issuance (net of reasonable and customary costs of sale and related income tax expense) or, if no Loans are outstanding or if the Loans have been prepaid and if a Default shall have occurred, the Borrower shall immediately deposit with the Agent cash collateral in an amount equal to the lesser of such net proceeds or the Aggregate Letter of Credit Amount of all Letters of Credit outstanding. All such prepayments shall be applied in accordance with Section 2.27.

     2.27    Application of Repayments.  All repayments of principal made
             -------------------------
pursuant to Section 2.26 (except as expressly set forth in Sections 2.26(i), (ii) and (iii)) shall be applied, in the absence of instruction by the Borrower, first to the principal of Reference Rate Loans and then to the principal of LIBOR Loans. Each partial repayment shall be allocated among the Lenders in proportion, as nearly as practicable, to their respective Commitment Percentages, with adjustments to the extent practicable, to equalize any prior repayments not exactly in proportion.

     Notwithstanding the rights given to the Borrower pursuant to California Civil Code Sections 1479 and 2822 or equivalent provisions in the laws in the State of California, to designate how payments will be applied, the Borrower hereby waives such rights and the Agent shall have the right in its sole discretion, other than as specifically set forth herein, to determine the order and method of application of payments to outstanding Obligations and to revise such application prospectively or retroactively at its discretion.


                                   ARTICLE 3

                            CHANGE IN CIRCUMSTANCES
                            -----------------------


     3.1     Yield Protection.
             ----------------

          (i) If any repayment of principal of, or conversion of, any LIBOR Loan is made other than on the last day of an Interest Period therefor, as a result of a prepayment, payment or conversion, or an acceleration of the maturity of the Loan pursuant to Section 10, or for any other reason, or if the Borrower shall fail to borrow a LIBOR Loan after requesting one, then the Borrower shall, upon demand by the Agent upon request of any affected Lender pay to the Agent for the account of such affected Lender any amounts required to compensate it for any additional losses, costs or expenses that they may reasonably incur as a result of such repayment, conversion or failure to borrow, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain such LIBOR Loan. A certificate as to such amount, submitted to the Borrower by the Lenders through the

Agent, shall be conclusive and binding for all purposes, absent manifest error.

         (ii) If, due to either (a) the introduction of or any change in or in the interpretation of any Governmental Rule or (b) the compliance by the Lenders with any Governmental Rule (whether or not having the force of law), there is any increase in the cost to any Lenders of agreeing to make, making, funding or maintaining any LIBOR Loan, then the Borrower shall from time to time, upon written demand by the Agent upon request of any affected Lender, pay to the Agent for the account of such affected Lender additional amounts sufficient to compensate such affected Lender upon request of any Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lenders through the Agent, shall be conclusive and binding for all purposes, absent manifest error.

        (iii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans hereunder, then, on notice thereof and demand therefor by the Lenders through Agent to the Borrower, (a) the obligation of such Lender to make LIBOR Loans and to convert Reference Rate Loans into LIBOR Loans shall terminate and (b) the Borrower shall forthwith prepay in full all LIBOR Loans then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all LIBOR Loans then outstanding into Reference Rate Loans in accordance with
Section 2.13.

         (iv) If, with respect to any LIBOR Loan, the Agent notifies the Borrower that LIBOR for such Loan will not adequately reflect the cost to one or more Lenders (as determined by such Lender(s) in good faith on the basis of market conditions then in effect) of making, funding or maintaining such Loan, then (a) such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Reference Rate Loan on which interest and principal shall be payable contemporaneously with the related LIBOR Loans and (b) the obligation of the affected Lender to make, or to convert Reference Rate Loans into LIBOR Loans shall be suspended until the Agent notifies the Borrower that the circumstances causing such suspension no longer exist.

     3.2     Taxes.  Subject to the Lenders' compliance with Section 2.24, all
             -----
payments by or on behalf of the Borrower hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Person, other than any tax on or measured by the overall net income of the Agent or a Lender pursuant to the income tax laws of the United States, the jurisdiction where the Agent's or such Lender's principal office is located or any political subdivision thereof (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid hereunder. A certificate as to any additional amounts payable to the Agent or a Lender hereunder submitted to the Borrower by the Agent shall show in reasonable detail the amount payable to the Agent or a Lender and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by the Borrower hereunder with respect to past payments shall be due within ten days following receipt by the Borrower of such certificate from the Agent; and such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agent) to establish any tax credit to which a Lender may be entitled. The agreements and obligations of the Borrower under this paragraph shall survive the payment in full of the Loans.

     3.3     Changes in Capital Adequacy Regulations.  If a Lender determines
             ---------------------------------------
that the amount of capital required to be maintained by such Lender, any Applicable Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change,then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Letters of Credit, or its obligation to make Loans, participate in or issue Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Applicable Lending Office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the Closing Date, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the Closing Date.

     3.4     Replacement of Lenders.  If the Borrower is obligated to pay to any
             ----------------------
Lender (other than the Agent) any amount under Sections 3.1, 3.2 or 3.3 or if any Lender requests that its LIBOR Loans be converted into Reference Rate Loans pursuant to Section 3.1(iv), the Borrower may, so long as no Default or Event of Default then exists, replace such Lender with another Lender which meets all of the qualifications of being an Eligible Assignee and which complies with the provisions of Section 14.3.


                                   ARTICLE 4

                             CONDITIONS PRECEDENT
                             --------------------

     4.1     Initial Loan or Letter of Credit.  The Lenders shall not be
             --------------------------------
required to make their initial Loans or issue or participate in the initial Letter of Credit unless the Borrower has furnished to the Agent or unless the following shall be in effect:

     (i) this Agreement, the Notes and the Guaranties duly executed by the Borrower and the Guarantors, as applicable;

     (ii) the Articles or Certificates of Incorporation and Bylaws of the Borrower and each Guarantor certified by the Secretary of State of its state of incorporation;

     (iii) the resolutions of the Board of Directors of the Borrower and each Guarantor approving the execution, delivery and performance by the Borrower and each Guarantor, of the Loan Documents to which it is a party, certified by the Secretary of the Borrower and each Guarantor, to be true and correct and in full force and effect;

     (iv)    an Incumbency Certificate of the Borrower and each Guarantor;

     (v) one or more favorable legal opinions (in form and substance satisfactory to the Agent and the Lenders) of counsel to the Borrower and each Guarantor;

     (vi)    a Borrowing Base Certificate as of August 31, 1997;

     (vii)   all fees and expenses to be paid on the Closing Date;

     (viii) no statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Agent or the Lenders from consummating the transactions contemplated by this Agreement and the other Loan Documents;

     (ix) copies of the Borrower's Consolidated and Consolidating financial statements for the period ending June 30, 1997;

     (x) evidence satisfactory to the Agent and the Lenders that all existing loan facilities (including, but not limited to any mortgage repurchase facility and the Second Amended and Restated Revolving Credit dated as of May 21, 1996, as amended), shall have been canceled (or will be canceled upon receipt of Loan proceeds hereunder) and all amounts thereunder shall have been repaid in full (or will be repaid in full upon receipt of Loan proceeds hereunder);

     (xi) the completion of a prefunding exam of the Borrower's books and records, all in form and substance reasonably satisfactory to the Lenders, evidencing pro forma compliance with all provisions hereof;

     (xii) a duly completed certificate (which may be included in the notice of borrowing) executed by an Authorized Officer of the Borrower certifying that no event has occurred, or condition exists, which could have a Material Adverse Effect; and

     (xiii) such other documents, instruments and opinions as the Agent, any Lender or its respective counsel may have reasonably requested.

     4.2     All Loans.  The Lenders shall not be required to make any Loan
             ---------
(including the initial Loan) hereunder unless the Borrower shall have furnished to the Agent:

     (i) a duly completed certificate (which may be included in the notice of borrowing) executed by an Authorized Officer of the Borrower certifying that:

             (a)  there exists no Default or Event of Default; and

             (b) the representations and warranties contained in Article 5 hereof are true and correct as of the Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     4.3     All Letters of Credit.  The Agent shall not be required to issue
             ---------------------
any Letter of Credit and the Lenders shall not be required to participate in any Letter of Credit (including the initial Letter of Credit) hereunder unless the Borrower shall have furnished to the Agent:

     (i) a completed Letter of Credit Request with regard to each such Letter of Credit; and

     (ii) all fees to be paid to the Agent in connection with each Letter of Credit shall have been paid.

     Any Letter of Credit Request delivered to the Agent shall be deemed a representation and warranty to the Agent and the Lenders that:

     (a)     there exists no Default or Event of Default; and

     (b) the representations and warranties contained in Article 5 hereof are true and correct as of the issuance date of each Letter of Credit except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.


                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1     Authorization.  The execution, delivery and performance by the
             -------------
Borrower and each Guarantor of the Loan Documents to which it is a party are within the Borrower's and the Guarantors' corporate powers, have been duly authorized by all necessary corporate action and do not contravene any applicable law, rule, regulation or order or any contractual restriction binding on or affecting the Borrower or its Subsidiaries.

     5.2     Enforceability.  Each Loan Document is the legal, valid and binding
             --------------
obligation of the Borrower and each Guarantor, enforceable against the Borrower and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally.

     5.3     Use of Proceeds.  The Borrower will use the proceeds of the Loans
             ---------------
solely as set forth in Section 7.2. No action has been taken or is currently planned by the Borrower, or any agent acting on its behalf, which would cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loans or Letters of Credit will be used directly or indirectly for such purpose.

     5.4     Litigation.  Except as disclosed in writing to the Agent and the
             ----------
Lenders, there is no litigation, tax claim, proceeding, arbitration or dispute pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or the Guarantors or their respective Property, an adverse determination in which could reasonably be expected to have a Material Adverse Effect.

     5.5     Financial Statements.  The Consolidated financial statements of the
             --------------------
Borrower dated December 31, 1996 and June 30, 1997, copies of which have been delivered to the Lenders, fairly and accurately reflect the financial condition of the Borrower and its Subsidiaries as of such date, and since such date there has been no Material Adverse Effect.

     5.6     Taxes.  To the best of its knowledge, the Borrower and each
             -----
Subsidiary have filed all tax returns and reports required to be filed and have paid all applicable federal, state and local franchise and income taxes which are due and payable.

     5.7     Subsidiaries.  Schedule 2 hereto contains an accurate list of all
             ------------
of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.8     ERISA.  There are no Unfunded Liabilities of the Borrower or any
             -----
Subsidiary. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, except to the extent that the failure to comply therewith does not have a Material Adverse Effect. No Reportable Event has occurred with respect to any Single Employer Plan, except to the extent that such Reportable Event has no Material Adverse Effect.
Neither the Borrower nor any Subsidiary (a) is a party to any Multiemployer Plan or (b) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

     5.9     Accuracy of Information.  No information, exhibit or report
             -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

     5.10    Organization and Existence.  The Borrower is duly organized,
             --------------------------
validly existing and in good standing under the laws of the State of Maryland, and each of the Guarantors is duly organized, validly existing and in good standing under the laws of its state of incorporation and each has the corporate power and authority, and the legal right, to own and operate its respective Properties and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.11    Consents.  No consent or authorization of, or filing with or other
             --------
act by or in respect of, any Governmental Authority, or any other Person is required in connection with the Loans or Letters of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the use of the proceeds thereof will not violate any Requirement of Law or contractual obligations of the Borrower or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its respective Properties or revenues pursuant to any such Requirement of Law or contractual obligation, except pursuant to the Loan Documents or otherwise as permitted hereunder, which Lien could reasonably be expected to have a Material Adverse Effect.

     5.12    Intellectual Property.  The Borrower and each of its Subsidiaries
             ---------------------
owns, or is licensed to use, all trademarks, tradenames, patents, copyrights, material permits, licenses or other intangibles necessary for the conduct of its business as currently conducted without conflict with the rights of others, except to the extent that the failure to own or license such property could not reasonably be expected to have a Material Adverse Effect.

     5.13    Default.  There exists no Default or Event of Default.
             -------

     5.14    Nature of Business.  Neither the Borrower nor any of its
             ------------------
Subsidiaries is engaged in any material business other than as provided in this Agreement or as set forth in the Report on Form 10-K pursuant to the Securities Exchange Act of 1934 for the Borrower for fiscal year 1996.

     5.15    Ranking of Loans.  This Agreement and the other Loan Documents to
             ----------------
which the Borrower or any Guarantor is party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrower and the Guarantors. The Borrower's and the Guarantors' Obligations hereunder and thereunder will rank at least pari passu in priority of payment with all other Senior Debt, except to
      ---- -----
the extent otherwise permitted hereunder.

     5.16    Investment Company Acts; Other Regulations.  Neither the Borrower
             ------------------------------------------
nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.17    Environmental Matters.  Except as disclosed to the Agent, the
             ---------------------
Borrower and its Subsidiaries are in compliance in all material respects with all applicable environmental laws, and there is no contamination at, under or about any of their respective Properties, or violation of any environmental law with respect to any of their respective Properties or the business conducted at any of their respective Properties which involves a matter or matters which has caused or reasonably likely to cause a Material Adverse Effect.

     5.18    Title.  Except for assets which may have been disposed of in the
             -----
ordinary course of business, the Borrower and its Subsidiaries have good and marketable title to all of the Property reflected in financial statements delivered to the Lenders and to all Property acquired by the Borrower and its Subsidiaries since the date of said financial statements, free and clear of all Liens, encumbrances, security interests and adverse claims except (i) those specifically referred to in said financial statements, (ii) those permitted by
Section 8.8 hereof and (iii) those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.19    REIT and REMIC Status.  The Borrower is an REIT and each of the
             ---------------------
REMICs formed by the Borrower or any of its Subsidiaries is a REMIC.


                                   ARTICLE 6

                              FINANCIAL COVENANTS
                              -------------------


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1     Senior Leverage Ratio.  The Borrower and its Subsidiaries on a
             ---------------------
Consolidated Basis shall not permit, at any time, the Senior Leverage Ratio to be greater than 0.65:1.00.

     6.2     Leverage Ratio.  The Borrower and its Subsidiaries on a
             --------------
Consolidated Basis shall not permit, at any time, the Leverage Ratio to be greater than 1.25:1.00.

     6.3     Minimum Tangible Net Worth.  The Borrower and its Subsidiaries on a
             --------------------------
Consolidated Basis shall at all times maintain Tangible Net Worth of not less than $250,000,000 plus 75% of net cash proceeds of any new equity issuances or
                  ----
any conversion of convertible Subordinated Indebtedness subsequent to June 30, 1997.

     6.4     Debt Service Coverage Ratio.  The Borrower and its Subsidiaries on
             ---------------------------
a Consolidated Basis shall maintain at all times a Debt Service Coverage Ratio of not less than 2.25:1.0.

     6.5     Minimum Cash Flow Coverage Ratio.  The Borrower and its
             --------------------------------
Subsidiaries on a Consolidated Basis shall not permit at any time the Cash Flow Coverage Ratio to be less than 1.0:1.00.


                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     7.1     Financial Reporting.  The Borrower will maintain, for itself and
             -------------------
each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to each of the
Lenders:

      (i) As soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of the Borrower (except the last fiscal quarter), Consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and Consolidating statements of income and balance sheet of the Borrower, its Significant Subsidiaries and its Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, each for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding Consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of an Authorized Officer of the Borrower, which certificate shall state that those Consolidated financial statements fairly present, respectively, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries and the Consolidating financial condition and results of operations of the Borrower, its Significant Subsidiaries and Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, in each case in accordance with Agreement Accounting Principles, consistently applied, as at the end of, and for, such period (subject to normally recurring audit adjustments).

     (ii) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, Consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and Consolidating statements of income and balance sheet of the Borrower, its Significant Subsidiaries and Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, each for such fiscal year and the related Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding Consolidated figures for the preceding fiscal year, and accompanied, in the case of the Consolidated balance sheet of the Borrower, by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that those Consolidated financial statements fairly present, respectively, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries, as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

     (iii) Together with the financial statements required in Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B hereto (a "Compliance Certificate") signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

     (iv) As soon as possible and in any event within 50 days after the end of each calendar quarter, a report setting forth the aging of the Mortgage Loans and any Mortgage securing a REMIC Certificate and each Operator which operates, leases or has Mortgage Loans in excess of 15% of the Borrower's Total Investments, together with a Borrowing Base Certificate signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

     (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, copies of all registration statements and all other filings and annual, quarterly, monthly or other regular reports or statutory statements which the Borrower or any of its Subsidiaries files with the SEC or any insurance or regulatory agency.

     (ix) As soon as possible and in any event as soon as the Borrower knows of any litigation or administrative or regulatory proceeding affecting the Borrower where the amount claimed against the Borrower or where the granting of relief requested could have a Material Adverse Effect.

     (x) As soon as possible and in any event within 10 days, any change in the location of any of the Borrower's places of business or the establishment of any, or the discontinuance of any existing, places of businesses.

     (xi) As soon as available and in any event within 95 days after the end of each fiscal year of any Operator which is not a publicly traded company and which operates 10% or more of the Borrower's Total

             Investments, statements of income, retained earnings and cash flow of such Operator for such fiscal year and the related balance sheet of such Operator as of the end of such fiscal year, accompanied by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the financial condition and results of operations of such Operator as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

     (xii) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, the Borrower's Consolidated financial projections for the next two fiscal years of the Borrower and its Subsidiaries.

     (xiii) As soon as available, but prior to the effective date of any Acquisition of $25,000,000 or more (which is not in the ordinary course of the Borrower's business, but which is permitted pursuant to Section 8.5), historical financial statements of the Person to be acquired and information regarding terms of the Acquisition as the Agent may from time to time reasonably request.

     (xiv) Such other statements, lists of property and accounts, budgets, forecasts, reports or other information (including non-financial information) as the Agent may from time to time reasonably request in form satisfactory to the Agent.

     7.2     Use of Proceeds.  The Borrower will use the proceeds of the Loans
             ---------------
(i) to fund investments in Owned Properties, related Mortgage Loans and to make Distribution payments and (ii) for general corporate purposes or other permitted Acquisitions hereunder. The Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans or Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U).

     7.3     Notice of Default.  The Borrower will, and will cause each
             -----------------
Subsidiary to, give prompt (but in any case, within 5 Business Days) notice in writing to the Lenders of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

     7.4     Conduct of Business.  The Borrower will, and will cause each
             -------------------
Subsidiary to, maintain its corporate existence, to carry on and conduct its business in the business and related fields and to do all things necessary to remain in good standing in its respective jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its respective businesses are conducted. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as presently conducted.

     7.5     Records.  The Borrower will, and will cause each Subsidiary to,
             -------
keep adequate records and books of account, in which full and correct entries shall be made in accordance with Agreement Accounting Principles of all financial transactions of the Borrower, its Subsidiaries, its assets and its business.

     7.6     Insurance.  The Borrower will, and will cause each Subsidiary to,
             ---------
maintain insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent upon request full information as to the insurance carried.

     7.7     Compliance with Laws.  The Borrower will, and will cause each
             --------------------
Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders (including without limitation, all applicable environmental laws and the rules and regulations thereunder), such compliance to include, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its Property, except such taxes, assessments and governmental charges as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are maintained.

     7.8     Maintenance of Properties.  The Borrower will, and will cause each
             -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its respective Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its respective business carried on in connection therewith may be properly conducted at all times.

     7.9     Inspection/Audits.  At any reasonable time and from time to time
             -----------------
upon reasonable notice, the Borrower will, and will cause each Subsidiary to, permit the Agent and any Lender, by its respective representatives and agents, to inspect and audit any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its respective officers at such reasonable times and intervals as any Lender may designate. The Borrower will also, and will cause its Subsidiaries to, cooperate in all audits of the books and records of the Borrower and its Subsidiaries, all at the Borrower's expense and will deliver to the Agent and the Lenders, at least on an annual basis, an audit (in form and substance satisfactory to the Agent) on the books and records of the Borrower and its Subsidiaries.

     7.10    Payment of Obligations.  The Borrower and each of its Subsidiaries
             ----------------------
will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its respective Property, or any part thereof, provided, however, that the Borrower and its Subsidiaries shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes assessments, charges and claims.

     7.11    REIT Status.  The Borrower shall at all times maintain its status
             -----------
as a REIT.

     7.12    New Significant Subsidiaries.  The Borrower shall cause any new
             ----------------------------
Significant Subsidiaries acquired or formed after the Closing Date to execute a guaranty in favor of the Lenders (in form and substance similar to the Guaranties).

     7.13    Management.  The Borrower shall cause a person (reasonably
             ----------
acceptable to the Required Lenders) to be appointed Chairman and Chief Executive Officer within 6 months after the departure of Andre C. Dimitriadis from the Borrower.


                                   ARTICLE 8

                              NEGATIVE COVENANTS
                              ------------------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     8.1     Debt.  The Borrower will not, nor will it permit any Subsidiary to,
             ----
create, incur or suffer to exist any Debt, except:

     (i)     Debt of the Borrower and the Guarantors under the Loan Documents;

     (ii)    Debt in existence on the date hereof, as set forth on Schedule 3;

     (iii) trade Debt incurred to acquire goods, supplies, and services and incurred in the ordinary course of business;

     (iv) Subordinated Indebtedness incurred either (a) to refinance all or a portion of the Loans and/or Letters of Credit as long as all proceeds are used to repay the Loans (or apply as cash collateral for outstanding Letters of Credit) or (b) to refinance Subordinated Indebtedness outstanding, provided such refinancing occurs substantially simultaneously with the repayment of such outstanding Subordinated Indebtedness, and provided further, that all such Subordinated Indebtedness permitted under this subsection (iv) does not mature prior to the maturity of Loans and/or Letters of Credit remaining outstanding;

     (v) Debt, including contingent liabilities and medium term notes, that is pari passu with the Loans and Letters of Credit outstanding hereunder, not to
   ---- -----
exceed in aggregate principal amount $25,000,000 at any time outstanding prior to the issuance of a Rating by either S&P or Moody's equal to BBB-/Baa3, as applicable, so long as the terms (including maturity, interest rate, covenants and events of default) of such pari passu Debt are not more favorable than those
                               ---- -----
applicable to the Loans and the Letters of Credit;

     (vi) Debt under operating leases for real or personal property used in the Borrower's business as presently conducted;

     (vii) Capitalized Leases incurred subsequent to the Closing Date not to exceed in aggregate principal amount $5,000,000;

     (viii) The endorsement of negotiable instruments for deposit or collection in the ordinary course of the Borrower's business as presently conducted;

     (ix)    non-recourse Debt;

     (x) interest rate protection agreements not to exceed in aggregate amount the sum of (a) an amount equal to 100% of the unpaid principal balance of all Mortgage Loans and (b) outstanding Loans hereunder; and

     (xi) Debt incurred by a Subsidiary as a result of its position as a general partner in a limited partnership which has borrowed amounts from the Borrower pursuant to Section 8.9(iii).

     8.2     Merger.  The Borrower will not, nor will it permit any Subsidiary
             ------
to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets; provided that the Borrower may merge or consolidate with another Person, including, without limitation, a Subsidiary, if
(i) the Borrower is the surviving corporation, (ii) the Borrower will be in pro forma compliance with all provisions of this Agreement subsequent to such merger or consolidation, (iii) the Borrower shall have filed an SEC Report (if required to do so by law) and (iv) the Borrower will not engage in any material line of business substantially different from that engaged in the Closing Date.

     8.3  Sale of Assets.  The Borrower will not, nor will it permit any
          --------------
Subsidiary to, lease, sell or otherwise dispose of its respective Property, to any other Person except for (i) sales of Property in the ordinary course of business for fair consideration and (ii) leases, sales or other dispositions of its respective Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement do not require the Borrower to file an SEC Report; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to the Borrower or the merger of a Subsidiary into the Borrower.

     8.4  Prepayments of Convertible Subordinated Debt.  The Borrower will not,
          --------------------------------------------
and will not permit any of its Subsidiaries to, prepay any convertible Subordinated Indebtedness in an aggregate amount in excess of $10,000,000, unless such prepayment is as the result of a refinancing due to the issuance of Subordinated Indebtedness and/or the issuance of equity.

     8.5  Acquisitions.  Except for Owned Properties and Mortgage Loans (subject
          ------------
to the limitations set forth in Section 8.12) and Investments permitted under
Section 8.10, the Borrower will not, nor will it permit any Subsidiary to, enter into any agreement, contract, binding commitment or other arrangement providing for any acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any acquisition, unless:

     (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are in healthcare-related businesses,

     (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such acquisition on a pro forma basis,

     (iii) during the period from and including the Closing Date until the Facility Termination Date the aggregate consideration for all Acquisitions which are not Mortgage Loans or Owned Properties (but which must still be in health-related areas) shall not exceed an amount equal to 10% of the Borrower's Consolidated total assets (as determined in accordance with Agreement Accounting Principles), of which no more than $20,000,000 in aggregate amount shall be paid in cash and

     (iv)  the Borrower's REIT status is not adversely affected.

     8.6  Affiliates.  The Borrower will not, and will not permit any Subsidiary
          ----------
to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to the Borrower or the merger of a Subsidiary into the Borrower. Notwithstanding the foregoing, the Borrower may make capital contributions to Significant Subsidiaries for the purpose of establishing such Significant Subsidiaries and providing assets for such Significant Subsidiaries to meet their respective obligations.

     8.7  ERISA.  The Borrower will not, and will not permit any Subsidiary, to
          -----
have Unfunded Liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $2,000,000 in the aggregate at any time.

     8.8  Encumbrances and Liens.  The Borrower and its Subsidiaries on a
          ----------------------
Consolidated Basis will not create, assume or suffer to exist any Lien (other than for taxes not delinquent and for taxes and other items being contested in good faith, with appropriate reserves maintained) on Property of any kind, whether real, personal or mixed, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, or upon the income or profits thereof, except for
(i) minor encumbrances and easements on real property which do not materially affect its market value, (ii) existing Liens on the Borrower's Property as set forth on Schedule 4; (iii) future purchase money security interests encumbering only the Property purchased or security interests relating to any refinancing of any such purchase money security interests as long as the Lien encumbers only the original Property and such additional related personal Property acquired in the ordinary course of the Borrower's or such Subsidiary's business; (iv) statutory liens of bankers, carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent or which are being contested in good faith by appropriate proceedings; (v) deposits made in the ordinary course of business to secure liability to insurance carriers; (vi) attachment and judgment Liens securing claims less than $5,000,000 in the aggregate (excluding for purposes of said calculation any such Liens for which execution has been stayed, payment is covered in full by insurance, or the Borrower is prosecuting an appeal in good faith by appropriate proceedings); (vii) monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with Agreement Accounting Principles, is classified as a Capitalized Lease; (viii) Liens securing non-recourse Debt; and (ix) Liens existing on Property when it is acquired by the Borrower or any of its Subsidiaries.

     8.9  Loans, Advances and Guaranties.  The Borrower will not, and will not
          ------------------------------
permit any Subsidiary to, except in the ordinary course of business, make any loans or advances, become a guarantor or surety, pledge its credit or Properties in any manner or extend credit, except that (i) the Borrower may make loans and enter into sale/leaseback transactions with HCI in an aggregate amount not to exceed $25,000,000 (as long as HCI remains an Affiliate of the Borrower) for the financing of assisted living facilities (with such limitation to be increased to $50,000,000 subsequent to the Borrower obtaining additional shareholders' equity of at least $50,000,000), (ii) the Borrower may make loans or advances to its current and former officers, directors, consultants and employees in an aggregate amount not to exceed at any time $15,000,000 for the purpose of exercising stock options or warrants (of which up to $2,000,000 may be used as employment incentives) and (iii) loans permited under Section 8.10(vii)(c). Any such loan and/or sale/leaseback transaction to HCI shall be secured by assets of HCI. Notwithstanding the foregoing, at any time that HCI ceases to be an Affiliate, the aggregate loan amount which may be outstanding at any time by the Borrower to HCI shall not exceed $35,000,000.

     8.10 Investments.  The Borrower will not purchase the Debt of another
          -----------
Person or entity or make any Investment except for:

     (i) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity date of not more than twelve months from the date of acquisition by the Borrower, issued by a Lender or any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus or not less than $50,000,000 whose short term securities are rated at least "A-1" by S&P (or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.);

     (ii) interest bearing or discounted obligations of the United States Government, any agency thereof (including without limitation the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Farm Credit System) or any entities or pools of mortgages or other instruments formed by the United States Government or any such agencies, and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower;

     (iii) obligations issued by state and local governments or its agencies, instrumentalities, authorities or subdivisions, if such issuer has received a rating of at least "A-1" by S&P

(or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date of not more than twelve months from the date of acquisition by Borrower;

     (iv) commercial paper of an issuer rated at least "A-1" by S&P (or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower;

     (v) Investments in money market funds including short-term adjustable rate money market funds;

     (vi) Investments by the Borrower in REMICs formed by the Borrower and REMIC Certificates issued by REMICs formed by the Borrower not to exceed at any time an aggregate amount equal to $125,000,000 plus 25% of any increase in the
                                               ----
Borrower's Tangible Net Worth subsequent to June 30, 1997;

     (vii) subsequent to the Closing Date, the sum of (a) loans, advances to and investments in Subsidiaries which are not, directly or indirectly, wholly-owned by the Borrower and Affiliates of the Borrower and/or real estate limited partnerships plus (b) Investments in stock, now owned or hereafter acquired, of publicly-traded companies (but not more than 10% of the stock of any single company), plus (c) loans or advances to limited partners (of partnerships of which the general partner is a Subsidiary of the Borrower) and limited partnerships (of which the general partner is a Subsidiary of the Borrower) for the purposes of funding the limited partners' tax obligations resulting from the sale of limited partnership facilities and paying previously agreed-upon Distributions to such limited partners, shall not exceed in aggregate principal amount at any time outstanding $20,000,000. (For purposes of calculating the $20,000,000 amount, a $5,000,000 equity investment by the Borrower in HCI shall not be included and, even if otherwise permitted under this Section, the Borrower shall be prohibited from making working capital loans, advances and additional equity investments in HCI);

     (viii) subsequent to the acquisition of HCI by Assisted Living Concepts, stock of Assisted Living Concepts received by the Borrower as a result of such acquisition;

     (ix) loans and advances permitted under Section 8.9 (to the extent such loans or advances may be deemed Investments);

     (x) Investments in current and all future Subsidiaries, directly or indirectly wholly-owned by the Borrower;

     (xi)   Acquisitions permitted under Section 8.5;

     (xii) Investments of the Borrower and its Subsidiaries in existence on the date hereof, as set forth on Schedule 5; and

     (xiii) Investments as a result of the purchase (by the payment of cash or the issuance of Borrower stock), of limited partner interests of partnerships of which the general partner is a Subsidiary of the Borrower.

     8.11 Dividends and Distributions.  The Borrower will not, and will not
          ---------------------------
permit any of its Subsidiaries to, declare or pay any Distribution (other than Distributions payable solely in common stock), provided that (i) each Subsidiary that is a wholly-owned Subsidiary of the Borrower may declare and pay Distributions to its shareholder and (ii) the Borrower may declare and pay Distributions in any fiscal year in an aggregate amount not to exceed 95% of its Cash Flow (minus Interest Expense) for such fiscal year. In addition, the Borrower shall not, and shall not permit any of its Subsidiaries to, redeem, convert, retire or otherwise acquire shares of any class of its capital stock, except that the Borrower may repurchase up to $5,000,000 of its capital stock in any fiscal year. The Borrower shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the capital stock of the Borrower, except to increase the authorized capital of the Borrower.

     8.12 Concentrations.  (i) The Borrower shall not invest in or acquire any
          --------------
Owned Property or Mortgage Loan where a single Operator (excluding Affiliates) operates or leases more than 15% of the Borrower's Total Investments, except that the Borrower may invest up to 45% of its Total Investments in Sun Healthcare, Inc. (pursuant to a merger of Sun Healthcare, Inc. with Retirement Care Associates) and Assisted Living Concepts, Inc. (pursuant to a merger of Assisted Living Concepts, Inc. with HCI), provided that the maximum concentration to either of such Operators shall not exceed 25% of the Borrower's Total Investments.

          (ii) The Borrower shall not invest in or acquire any single Owned Property or Mortgage Loan secured by a single Property in an aggregate amount in excess of $20,000,000.

                                   ARTICLE 9

                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     9.1  Payment Defaults.  The Borrower shall fail to pay when due any
          ----------------
payment of principal of any Loan, any reimbursement obligation (with respect to a drawing under a Letter of Credit) or shall fail to pay within 3 days when due, any interest or any other charge or fee required under the terms of this Agreement or the other Loan Documents.

     9.2  Representations and Warranties.  Any representation or warranty made
          ------------------------------
by the Borrower or any Guarantor under any Loan Document shall prove to have been incorrect or misleading in any material respect when made.

     9.3  Other Loan Document Defaults.  The Borrower shall fail to perform (i)
          ----------------------------
any obligation set forth in Sections 7.2, 7.13, 8.1, 8.2, 8.3, 8.4, 8.5, 8.9,
8.10, 8.11 or 8.12(ii) of this Agreement; or (ii) any obligation set forth in
Section 8.12(i) and such failure shall continue for 180 days after the earlier of actual knowledge by the Borrower or written notice thereof from the Agent; or
(iii) any other obligation contained in this Agreement or the other Loan Documents, and such failure shall continue for 30 days after the earlier of actual knowledge by the Borrower or written notice thereof from the Agent.

     9.4  Bankruptcy.  (i) The Borrower or any Guarantor shall fail to pay its
          ----------
Debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; (ii) an involuntary petition under any bankruptcy law shall be filed against the Borrower or any Guarantor and shall not be dismissed or discharged within 45 days of filing; or (iii) a custodian, receiver, trustee, assignee for the benefit or creditors, or other similar official, shall be appointed to take possession, custody or control of the Properties of the Borrower or any Guarantor and not be dismissed or discharged with 60 days of appointment.

     9.5  Other Agreements.  The Borrower or any Guarantor shall fail to pay
          ----------------
when due principal or interest payments required under the terms of any bonds, notes, debentures or other agreements evidencing, in the aggregate, at least $2,000,000 of Debt (excluding, for purposes of this calculation, payments required under this Agreement or any of the other Loan Documents) and such non-payment shall continue beyond any period of grace provided with respect thereto, or the Borrower or any Guarantor shall default in the observance or performance of any other agreement contained in any such bonds, notes, debentures or other agreements evidencing indebtedness, and the effect of such failure or default is to permit the holders thereof the right to cause the indebtedness evidenced thereby to become due prior to its stated date of maturity.

     9.6  ERISA.  Any Governmental Person shall take any action under ERISA or
          -----
the Borrower or any Guarantor fails to meet minimum funding requirements or any other event shall occur with respect to any Plan, that could have a Material Adverse Effect or that the unfunded liabilities exceed $2,000,000.

     9.7  Judgments.  A final judgment or order for the payment of money in
          ---------
excess of $10,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Borrower or any Guarantor and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any judgment, writ, warrant of attachment, or execution or similar process, shall be issued or levied against a substantial part of the Borrower's or any Guarantor's property and such judgment, writ, warrant of attachment, or execution or similar process, shall not be released, stayed, vacated, bonded or otherwise dismissed within 20 days after its issue or levy.

     9.8  Loan Documents.  Any Loan Document shall fail to remain in full force
          --------------
or effect or any action shall be taken by the Borrower or any Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Document or any Guarantor shall be in default of any of its obligations under its Guaranty.

     9.9  Change of Control.  A Change of Control shall have occurred.
          -----------------

     9.10 REIT Status.  The Borrower shall at any time fail to maintain its
          -----------
REIT status.


                                  ARTICLE 10

                     ACCELERATION, WAIVERS AND AMENDMENTS
                     ------------------------------------

     10.1 Acceleration.  If any Event of Default described in Section 9.4
          ------------
occurs with respect to the Borrower or any Guarantor, the obligations of the Lenders to make Loans and issue and participate in new Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Event of Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and issue and participate in new Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of
which the Borrower hereby expressly waives.   The Agent agrees to promptly
notify the Borrower of any Event of Default, but failure by the Agent to give such notice shall not affect any of the Borrower's obligations or any of the Agent's or the Lenders' rights and remedies hereunder.

     10.2 Cash Collateral.  To the extent that any Letters of Credit are
          ---------------
outstanding at the time of any Event of Default, the Borrower shall deliver to the Agent, for the benefit of the

Lenders, a cash collateral deposit in an amount equal to the aggregate Letter of Credit Amount for all Letters of Credit then outstanding.

     10.3 Additional Remedies.  The rights, powers and remedies given to the
          -------------------
Agent and the Lenders hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law against the Borrower or any other Person, including but not limited to any Lender's right of setoff or banker's lien.

     10.4 Amendments and Waivers.  Subject to the provisions of this Article
          ----------------------
10, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding, waiving or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)  Reduce the percentage specified in the definition of Required
           Lenders.

     (iii) Increase the amount of, or extend, the Commitment of any Lender hereunder or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend in any respect the Borrowing Base (or any components thereof or definitions related thereto) or any change to the advance rate thereunder.

     (v)   Amend or waive the provisions of Section 4.1(x).

     (vi) Release of any of the Guarantors from their obligations under the Guaranties.

     (vii) Amend this Section 10.4.

No amendment of any provision of this Agreement relating to the Agent's specific rights and responsibilities hereunder shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the Documentation Agent's specific rights and responsibilities hereunder shall be effective without the written consent of the Documentation Agent. No amendment of any provision of this Agreement relating to the Syndication Agent's specific rights and responsibilities hereunder shall be effective without the written consent of the Syndication Agent. The Agent may waive payment of the fees required under Section 14.3(ii) without obtaining the consent of any other party to this Agreement.

     10.5 Preservation of Rights.  No delay or omission of the Lenders or the
          ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.4, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE 11

                               GENERAL PROVISIONS
                               ------------------


     11.1 Survival of Representations.  All representations and warranties of
          ---------------------------
the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of the Letters of Credit herein contemplated.

     11.2 Governmental Regulation.  Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     11.3 Headings.  Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     11.4 Entire Agreement.  The Loan Documents embody the entire agreement and
          ----------------
understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     11.5 Several Obligations; Benefits of this Agreement.  The respective
          -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and its respective successors and assigns.

     11.6 Expenses; Indemnification.  The Borrower shall reimburse the Agent for
          -------------------------
any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Syndication Agent and the Documentation Agent and audit and exam expenses), paid or incurred by the Agent, the Syndication Agent and the Documentation Agent in connection with the negotiation, documentation and syndication of this Agreement. The Borrower shall also reimburse the Agent and each Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and each Lender) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Documentation Agent, the Syndication Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Documentation Agent, the Syndication Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, provided that no Person shall have the right to be indemnified hereunder for such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     11.7 Numbers of Documents.  All statements, notices, closing documents, and
          --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     11.8 Severability of Provisions.  Any provision in any Loan Document that
          --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.9 Nonliability of Lenders.  The relationship between the Borrower and
          -----------------------
the Lenders, the Documentation Agent, the Syndication Agent and the Agent shall be solely that of borrower and lender. Neither the Agent, the Documentation Agent, the Syndication Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Documentation Agent, the Syndication Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     11.10 Choice of Law.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
           -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     11.11 Consent to Jurisdiction.  SUBJECT TO SECTION 11.15 BELOW, THE
           -----------------------
BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM SUBJECT TO SECTION 11.15 BELOW, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION SUBJECT TO SECTION 11.15 BELOW. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

     11.12 Waiver of Jury Trial.  SUBJECT TO SECTION 11.15 BELOW, THE BORROWER,
           --------------------
THE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     11.13 Integration Clause.  Except for documents and instruments
           ------------------
specifically referenced herein, this Agreement constitutes the entire agreement among the Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Borrower regarding the Loans and Letters of Credit and all prior communications verbal or written between the Borrower and the Agent, the Documentation Agent, the Syndication Agent or any Lender shall be of no further effect or evidentiary value.

     11.14 Confidentiality.  The Lenders shall take normal and reasonable
           ---------------
precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to any legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender.

     11.15 Dispute Resolution.  It is understood and agreed that upon the
           ------------------
request of any party hereto any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable now existing or hereinafter arising out of, pertaining to or in connection with this Agreement or the other Loan Documents, or any related agreements, documents, or instruments, shall be resolved through final and binding arbitration administered by Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."). The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgment upon any award rendered by the arbitrator may be entered by an State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party or parties and shall include in the award that party's or parties' reasonable attorneys' fees and costs. As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter each party shall, within ten days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend that claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay under this paragraph, nor any other provision of this dispute resolution provision, or limit the right of any party to obtain provisional or ancillary remedies such as injunctive relief from any court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of any action for the pursuit of provisional or ancillary remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

                                  ARTICLE 12

                                   THE AGENT
                                   ---------

     12.1 Appointment.  Sanwa is hereby appointed Agent hereunder and under
          -----------
each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article 12. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

     12.2 Powers.  The Agent shall have and may exercise such powers under the
          ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     12.3 General Immunity.  Neither the Agent nor any of its directors,
          ----------------
officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or its own gross negligence or willful misconduct.

     12.4 No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any
          -------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article 4 except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     12.5 Action on Instructions of Lenders.  The Agent shall in all cases be
          ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. At the request of the Required Lenders the Agent shall give any notice described in Section 9.3. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     12.6 Employment of Agents and Counsel.  The Agent may execute any of its
          --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     12.7 Reliance on Documents; Counsel.  The Agent shall be entitled to rely
          ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     12.8 Agent's Reimbursement and Indemnification.  The Lenders agree to
          -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to its respective Commitments (i) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 12.8 shall survive payment of the Obligations and termination of this Agreement.

     12.9 Rights as a Lender.  In the event the Agent is a Lender, the Agent
          ------------------
shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the

Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     12.10 Lender Credit Decision.  Each Lender acknowledges that it has,
           ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     12.11 Successor Agent.  The Agent may resign at any time by giving
           ---------------
written notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with or without cause by the Required Lenders, such resignation or removal to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign or thirty days after removal notice has been given to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent (which shall not be unreasonably withheld) of the Borrower, if no Default has occurred and is continuing, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation or removal of the Agent, the departing Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 12 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     12.12 Documentation Agent.  None of the financial institutions identified
           -------------------
on the facing page, preamble or signature pages of this Agreement as a "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the financial institutions so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE 13

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     13.1 Setoff.  Upon the occurrence and during the continuance of any Event
          ------
of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lenders may have.

     13.2 Ratable Payments.  If any Lender, whether by setoff or otherwise, has
          ----------------
payment made to it upon its Loans (other than payments received pursuant to Section 3.1 or 3.2) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to its Loans.

In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 14

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------


     14.1 Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and its respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 14.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     14.2 Participations.
          --------------

          (i)  Permitted Participants; Effect.  Any Lender may, in the ordinary
               ------------------------------
     course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          (ii)  Voting Rights.  Each Lender shall retain the sole right to
                -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, which postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or which is otherwise subject to 100% Lender approval under Section 10.4.

          (iii) Benefit of Setoff.  The Borrower agrees that each Participant
                -----------------
     shall be deemed to have the right of setoff provided in Section 13.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

     14.3 Assignments.
          -----------

          (i)  Permitted Assignments.  Any Lender may, in the ordinary course
               ---------------------
     of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided, however, such assignments must be in a minimum amount at least equal to $10,000,000 and must be on a pro rata basis of all Obligations hereunder; provided, however, that if such Purchaser is a Lender or an Affiliate thereof, no minimum amount shall be applicable. Such assignment shall be substantially in the form of Exhibit C hereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

             (ii)   Effect; Effective Date.  Upon (i) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 14.3(i), and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that it is an Eligible Assignee and that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(ii), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

     14.4 Dissemination of Information.  The Borrower authorizes each Lender to
          ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that each prospective Transferee shall execute and deliver to the Agent a confidentiality agreement (in form and substance reasonably satisfactory to the Borrower and the Agent).

     14.5 Tax Treatment.  If any interest in any Loan Document is transferred to
          -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.21.

                                   ARTICLE 15

                                    NOTICES
                                    -------

     15.1 Giving Notice.  Except as otherwise permitted by Section 2.13 with
          -------------
respect to notices regarding conversion or continuation of Advances and Section
2.14 with respect to notices regarding Advances, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to the Borrower and the Agent at its respective addresses set forth below its signature hereto and to each Lender at its address set forth on Schedule 1 hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     15.2 Change of Address.  The Borrower, the Agent and any Lender may each
          -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE 16

                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                              LTC PROPERTIES, INC.


                              By: /s/ Darrell D. Struck
                                  ------------------------------
                              Print Name:  Darrell D. Struck
                              Title:  Treasurer

                              300 Esplanade Drive, Suite 1860
                              Oxnard, CA  93030
                              Attention:Darrell D. Struck
                              Telecopier: (805) 981-8663
                              Telephone:  (805) 981-8655


                              SANWA BANK CALIFORNIA,
                              as Administrative Agent and Lender


                              By: /s/ John C. Hyche
                                  -------------------------------
                              Print Name: John C. Hyche
                              Title: Vice President

                              601 South Figueroa Street
                              Los Angeles, CA  90017
                              Attention:  John C. Hyche
                              Telecopier: (213) 896-7090
                              Telephone:  (213) 896-7543

                              BANQUE NATIONALE DE PARIS
                              Los Angeles Branch
                              as Syndication Agent and Lender


                              By: /s/ C. Bettles
                                  ----------------------------------
                              Print Name: C. Bettles
                              Title: Sr V.P & Manager

                              By: /s/ Margaret Mudd
                                  -----------------------------------
                              Print Name: Margaret Mudd
                              Title: V.P

                              725 South Figueroa Street, Ste. 2090
                              Los Angeles, CA  90017
                              Attention:  Margaret H. Mudd
                              Telecopier: (213) 488-9602
                              Telephone:  (213) 688-6436


                              THE SUMITOMO BANK, LIMITED
                              Chicago Branch
                              as Documentation Agent and Lender


                              By: /s/ Frantz Osse
                                  -------------------------------------
                              Print Name: Frantz Osse
                              Title: Vice President & Manager


                              By: /s/ Yvonne K. Tso
                                  -------------------------------------
                              Print Name: Yvonne K. Tso
                              Title: Vice President


                              233 South Wacker Drive, Suite 5400
                              Chicago, Illinois 60606
                              Attention: Chicago Administration
                                          Center Vice President
                              Telecopier:  (312) 993-6255
                              Telephone:  (312) 993-6235

                              With a copy to:

                              800 West Sixth Street, Suite 950
                              Los Angeles, CA  90017
                              Attention:  Yvonne K. Tso
                              Telecopier: (213) 623-4529
                              Telephone:  (213) 623-4531

                                 SCHEDULE 1

                    LENDERS AND APPLICABLE LENDING OFFICES


      Lender                  Commitment         Applicable Lending Office
      ------                  -----------        -------------------------

Sanwa Bank                  $    35,000,000    601 South Figueroa Street
  California,                                  Los Angeles, CA 90017
  Administrative
  Agent and Lender

                                               Attention:  John C. Hyche
                                                           Vice President
                                               Telecopier: (213) 896-7090


Banque Nationale            $    85,000,000    725 South Figueroa Street,
   de Paris,                                   Suite 2090
Los Angeles Branch,                            Los Angeles, CA  90017
  Syndication Agent                            Attention:  Margaret H. Mudd
  and Lender                                               Vice President
                                               Telecopy:   (213) 688-6436


The Sumitomo Bank,          $    50,000,000    233 South Wacker Drive,
   Limited                                     Suite 5400
Chicago Branch                                 Chicago, Illinois 60606
                                               Attention: Chicago
                                                          Administration Center
                                                          Vice President

 Documentation Agent and                       Telecopy:  (312) 993-6255
Lender

                                               With a copy to:

                                               800 West Sixth Street
                                               Suite 950
                                               Los Angeles, CA  90017
                                               Attention: Yvonne K. Tso
                                                          Vice President
                                               Telecopy:  (213) 623-4629

                         _____________________________

                     Total Commitments        $170,000,000

                                   EXHIBIT A

                                 FORM OF NOTE


 $_______________                                          _______________, 19__


      LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), promises to pay to the order of ___________________ (the "Lender") the principal sum of ___________________________ Dollars or such lesser amount as loaned under the Agreement referred to below, in immediately available funds at the main office of Sanwa Bank California, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement hereinafter referred to. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 3, 1997 (the "Agreement") among the Borrower, Sanwa Bank California, individually and as Administrative Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      The Borrower waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands.

      The Borrower shall reimburse the Lender for all costs and expenses, including without limitation reasonable attorneys' fees, as set forth in the Agreement.


                                   LTC PROPERTIES, INC.



                                   By: __________________________
                                   Print Name:___________________
                                   Title: _______________________

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF LTC PROPERTIES, INC.
                             DATED OCTOBER 3, 1997


         Principal       Maturity                    Principal
         Amount of      of Interest                   Amount        Unpaid
Date       Loan           Period        Maturity       Paid         Balance
----     ----------     -----------     --------     ---------      -------

                                   EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below



     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 3, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among LTC PROPERTIES, INC. (the "Borrower"), the lenders party thereto and Sanwa Bank California, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly [elected/appointed] _________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Sections 6.1-6.5, 8.5 and 8.10 in the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________
______________________________________________________
______________________________________________________
______________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19___.



                                                       ________________________

                                   [SAMPLE]

                     SCHEDULE I TO COMPLIANCE CERTIFICATE


             Schedule of Compliance as of _____________, 19__ with
                                   Article 6
                               off the Agreement

                                   EXHIBIT C

                          FORM OF ASSIGNMENT AGREEMENT



     This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:

     1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
         ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to
         -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loan, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3.   EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
          --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 14.3(i) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4.  PAYMENTS OBLIGATIONS.  On and after the Effective Date, the Assignee
         --------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, with respect to any Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to any Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to a Loan prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Payment Date, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

[    5.  FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a
         ----------------------------
fee on each day on which a payment of interest or ________________ fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or ___________ fees for the period prior to the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the ______________ fee was ___ of 1% less than the _____________ fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.]

     6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
         --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.   REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it
          -------------------------------
has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     8.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
         ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9.  SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall
         ----------------------
have the right pursuant to Section 12.3(i) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate
         ----------------------------------
Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice
         ----------------
of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW.  This Assignment Agreement shall be governed by the
         -------------
internal law, and not the law of conflicts, of the State of California.

     13. NOTICES.  Notices shall be given under this Assignment Agreement in
         -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                              [NAME OF ASSIGNOR]


                              By:_________________________
                              Title:______________________
                              ____________________________
                              ____________________________


                              [NAME OF ASSIGNEE]


                              By:________________________
                              Title:_____________________
                              ___________________________
                              ___________________________

                                  SCHEDULE 1
                            to Assignment Agreement



1. Description and Date of Credit Agreement: Credit Agreement dated as of October 3, 1997 among LTC Properties, Inc., the Lenders party thereto and Sanwa Bank California, as Agent.

2.   Date of Assignment Agreement:  _____________, 19__

3.   Amounts (As of Date of Item 2 above):

     a.   Total of Commitments
          (Loans/Letters of
          Credit)* under
          Credit Agreement          $________

     b.   Assignee's Percentage
          of Facility purchased
          under the Assignment
          Agreement**                 ________%

     c.   Amount of Assigned Share in
          Facility purchased under
          the Assignment
          Agreement                 $________

     d.   Amount of Assigned
          Share in Letters of
          Credit Outstanding        $________

4.   Assignee's Aggregate (Loan/
     Letter of Credit Amount)*
     Commitment Amount
     Purchased Hereunder:                     $_________

5.   Proposed Effective Date:   _____________, 19__

Accepted and Agreed:

[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]


By: _________________________       By:_________________________
Title:_______________________       Title:______________________



  * If a Commitment has been terminated, insert outstanding Loans/Letters of Credit in place of Commitment
 **  Percentage taken to 10 decimal places

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "I"
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------


                                                           _______________, 19__


To:  LTC Properties, Inc.
     300 Esplanade Drive, Suite 1860
     Oxnard, CA  93030

     Sanwa Bank California, as Agent
     601 South Figueroa Street
     Los Angeles, California 90017


From: [NAME OF ASSIGNOR] (the "Assignor")

      [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrowers and the Agent pursuant to Section 14.3(ii) of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 14.3(i) and 14.3(ii) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent and the Borrower if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent and/or the Borrower, the Assignor will give the Agent and the Borrower written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section 14.3(ii) of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE


By:____________________             By:____________________
Title: ________________             Title:_________________

ACKNOWLEDGED AND CONSENTED    ACKNOWLEDGED AND CONSENTED
TO BY:  SANWA BANK            TO BY:  LTC PROPERTIES, INC.,
CALIFORNIA, as Agent          a Maryland corporation



By________________________    By_________________________
Name:_____________________    Name:______________________
Title:____________________    Title:_____________________



                [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT D


                          FORM OF NOTICE OF BORROWING

                                    [Date]



Sanwa Bank California, as Agent
601 South Figueroa Street
Los Angeles, CA 90017

Attention:  John C. Hyche
            Vice President

     Re:  Credit Agreement dated as of October 3, 1997 (the "Credit Agreement")


Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.14 of the Credit Agreement, LTC Properties, Inc. (the "Borrower") hereby gives irrevocable and binding notice to you, as Agent, that the Borrower is requesting a Loan to be made under the Credit Agreement as follows (capitalized terms have the definitions set forth in the Credit Agreement):

     Type of Loan:  ____________________________________

     1.   Aggregate Loan Amount:  $____________.
          [At least $5,000,000 or multiple of $1,000,000]

     2.   Borrowing Date:  ____________, ____.
          [Same date for Reference Rate Loans; at least 3 Business Days for LIBOR Loans]

     3.   Loans will be [LIBOR Loans ($______) and/or Reference Loans ($______).

     4. LIBOR Loans will have the following Interest Periods [1, 2, 3 or 6 months]:

               $_________:  _____ months
               $_________:  _____ months

          [no more than __ Interest Periods in aggregate to be outstanding]

     5.   The undersigned certifies that:

          A.   There exists no Default or Event of Default.

          B. The representations and warranties contained in Article 5 of the Credit Agreement are true and correct as of the Borrowing Date.

          C. [Only in First Loan or Letter of Credit] No event has occurred, or condition exists, which could have a Material Adverse Effect.

                              Sincerely,

                              LTC PROPERTIES, INC.



                              By:__________________________
                              Name:________________________
                              Title:_______________________

                                   EXHIBIT E


                      FORM OF BORROWING BASE CERTIFICATE

                     Accounting period ended _______, 19__



     Reference is made to the Credit Agreement dated as of October 3, 1997 (as modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement"), among LTC Properties, Inc. (the "Borrower"), the Lenders and Sanwa
---------
Bank California, as agent for the Lenders. Capitalized terms used in this certificate have the respective meanings assigned to them in the Credit Agreement.

     Pursuant to Section 7.1(iv) of the Credit Agreement, the undersigned, the _____ of the Borrower, hereby certifies that, to the best of his/her knowledge, attached as Annex 1 is a true and accurate calculation of the Borrowing Base as of ______, 19__ determined in accordance with the requirements of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __ day of ________, ___.



                                    ___________________________
                                    Name:
                                    Title:

                                     Annex 1
                                     -------



Borrowing Base
--------------

Total Applicable Value of Eligible Mortgage Loans                $_________

Total Book Value of Eligible Owned Properties               $________
Less Allowance for Depreciation (on a prorated basis)       $________
Total Applicable Value of Eligible Owned Properties              $_________

Less Senior Debt Outstanding (other than amounts
outstanding under the Credit Agreement)                          $_________


Aggregate Borrowing Base                                         $_________
     (Total Applicable Value of Eligible Mortgage
     Loans and Eligible Owned Properties less other Senior
     Debt Outstanding (other than amounts outstanding under the Credit Agreement) - Not to exceed $170 million)



Aggregate Borrowing Base                                         $_________
Less Loan Balance Outstanding                                    $_________
Less Letters of Credit Outstanding                               $_________
Availability as of:_______________                               $_________

                                   EXHIBIT F

                               FORM OF GUARANTY

                              GUARANTY AGREEMENT
                              ------------------


     This GUARANTY AGREEMENT (this "Guaranty"), dated as of October 3, 1997, is
                                    --------
made between [GUARANTOR] (the "Guarantor") and Sanwa Bank California, as the
                               ---------
Administrative Agent (in such capacity, the "Agent") for the Lenders identified in the Credit Agreement referred to below.

     The Credit Agreement, dated as of October 3, 1997 (as amended, supplemented or modified, the "Credit Agreement") among LTC Properties, Inc. (the
                  ----------------
"Borrower"), the lenders identified in the Credit Agreement (the "Lenders") and
 --------                                                         -------
the Agent provides, subject to its terms and conditions, for certain extensions of credit to the Borrower. It is a condition to the obligations of the Agent and the Lenders under the Credit Agreement that each Subsidiary of the Borrower (with certain limited exceptions) shall have executed and delivered this Guaranty.

     To induce the Lenders to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined) upon the terms and conditions of this Guaranty. Accordingly, the Guarantor agrees with the Agent as follows:

     Section 1.     Definitions.
                    -----------

     1.1  Definitions.  Unless otherwise defined, all capitalized terms used in
          -----------
this Guaranty that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guaranty:

     "Loan Documents" shall have the meaning assigned to the term "Loan
      --------------
Documents" in the Credit Agreement and shall also mean any other agreement (oral or written), instrument, document or book entry evidencing, creating, securing or otherwise relating to all or any part of the Guaranteed Obligations that are intended by the Borrower and the Agent and the Lenders or any such Person individually (as the case may be) to be guaranteed by this Guaranty.

     "Guaranteed Obligations" shall mean (a) any and all Obligations and any and
      ----------------------
all obligations of the Borrower for the performance by it of its agreements, covenants and undertakings under or in respect of the Loan Documents referred to in the Credit Agreement, it being acknowledged by the Guarantor that extensions of credit under the Credit Agreement are available on a revolving basis, and (b) any and ail other obligations of the Borrower for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charge, indemnification or otherwise) now or in the future owed to the Agent, the Lenders or any such person individually, and for the performance by the Borrower of its agreements, covenants and undertakings, under or in respect of any and all the Loan Documents, it being acknowledged by the Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Borrower and the Agent and the Lenders or any such Person individually may agree without notice or demand of any kind or nature whatsoever to the Guarantor.

     1.2  Interpretation.  In this Guaranty, unless otherwise indicated, the
          --------------
singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guaranty; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Agreement); and references to persons include their respective successors and permitted assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

     Section 2.  The Guaranty.
                 ------------

     2.1  Guaranty.  Subject to the limitation set forth in Section 2.8, the
          --------
Guarantor hereby guarantees to each Lender and the Agent the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantor's liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This Guaranty is a guaranty of due and punctual payment and performance and is not merely a guaranty of collection.

     2.2  Acknowledgements, Waivers and Consents The Guarantor acknowledges
          --------------------------------------
that the obligations undertaken by it under this Guaranty involve the guaranty of obligations of Persons other than the Guarantor and that such obligations of the Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, the Guarantor agrees that:

          (a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of the Guarantor, or the rights, remedies, powers and privileges of the Agent and the Lenders under this Guaranty, the Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

               (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Obligations);

               (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or forgive, any Loan Document or any agreement, security document, guaranty, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

               (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

               (iv) accept or receive (including from any other guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

               (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other guarantor);

               (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other guarantor) for or relative to all or any part of the Guaranteed Obligations;

               (vii) apply any collateral or the proceeds of any collateral or guaranty (including any letter of credit or the obligations of any other guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Agent or any Lender may in its discretion determine;

               (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

               (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guaranty of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other guarantor);

               (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person (including any other guarantor);

               (xi) proceed against Borrower, or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to the Guarantor;

               (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set off;

               (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Agent or any Lender a party in possession in contemplation of law, except at its option); and

               (xiv) enter into such other transactions or business dealings with any other guarantor, either Borrower, any Subsidiary or Affiliate of the Borrowers or any other guarantor of all or any part of the Guaranteed Obligations as the Agent or any Lender may desire.

               (xv)  do all or any combination of the actions set forth in this
Section 2.2(a).

          (b) The enforceability and effectiveness of this Guaranty and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Agent and the Lenders, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

               (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

               (ii) any disability or other defense with respect to all of any part of the Guaranteed Obligations of the Borrower, any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

               (iii) the illegality, invalidity or unenforce ability of any security or guaranty (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or of any collateral for all or any part of the Guaranteed Obligations;

               (iv) the cessation, for any cause whatsoever, or the inability of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.5, by reason of the full payment and performance of all Guaranteed Obligations);

               (v) any failure of the Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other guarantor's liability, neither the Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

               (vi) any failure of the Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, the Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

               (vii) any failure of the Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

               (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any guarantor or may preclude any guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

               (ix) any benefits the Borrower, the Guarantor or any other guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

               (x) any act or omission of the Agent, any Lender or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower or any other Guarantor of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

               (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

               (xii) the possibility that the obligations of the Borrower to the Agent and the Lenders may at any time and from time to time exceed the aggregate liability of the Guarantor under all Guarantys;

               (xiii) any counterclaim, set-off or other claim which the Borrower or any other guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

               (xiv) any failure of the Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

               (xv) election by the Agent or any Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code;

               (xvi)  any extension of credit or the grant of any Lien under
Section 354 of the Bankruptcy Code;

               (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code;

               (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

               (xix) the avoidance of any Lien in favor of the Agent or any Lender for any reason;

               (xx) Any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

               (xxi) any action taken by the Agent or any Lender that is authorized by this Section or otherwise in this Guaranty or by any other provision of any Loan Document or any omission to take any such action; or

               (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845,, 2850, 2899, 3275
and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

          (c) the Guarantor expressly waives, for the benefit of the Agent and the Lenders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. the Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

          (d) The Guarantor represents and warrants to the Agent and the lenders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that the Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. The Guarantor further represents and warrants that it has reviewed and approved each of the Loan documents and is fully familiar with the transaction contemplated by the Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transactions contemplated by such Loan Documents. The Guarantor hereby expressly waives and relinquishes any duty on the part of the Agent or the Lenders (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Documents o the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Agent or any Lender.

          (e) The Guarantor intends that its rights and obligations shall be those expressly set forth in this Guaranty and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guaranty.

     2.3  Understanding With Respect to Waivers and Consents.  The Guarantor
          --------------------------------------------------
warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Guarantor otherwise may have against the Borrower, the Agent, any Lender or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

          (a)  Subrogation.  The Guarantor hereby waives, until the payment and
               -----------
satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the Lenders) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Agent or any Lender of any right, remedy, power or privilege that it may have under the Loan Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other guarantor's right of subrogation or similar recovery against the Borrower, any other guarantors or any collateral and that such and the Borrower may therefore incur partially or totally nonreimbursable liability under this Guaranty. Nevertheless, the Borrower hereby authorizes and empowers the Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges

     2.4  Reinstatement.  The obligations of the Guarantor under this Guaranty
          -------------
shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration.

     2.5  Remedies.  The Guarantor hereby agrees that, between it and the
          --------
Lenders, the obligations of the Borrower under the Credit Agreement and the other Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Article 10 of the Credit Agreement for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of Section 2.1.

     2.6  Separate Action.  The Agent may bring and prosecute a separate action
          ---------------
or actions against the Guarantor whether or not the Borrower, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of the Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.

     2.7  Subordination of Indebtedness of the Borrower.  The Guaranty agrees
          ---------------------------------------------
that any indebtedness of the Borrower now or in the future owed to the Guarantor is hereby subordinated to the Guaranteed Obligations. If the Agent so requests, any such indebtedness shall be collected, enforced and received by the Guarantor as trustee for the Agent and shall be paid over to the Agent (for the benefit of the Lenders) in kind on account of the Guaranteed Obligations. If, after the Agent's request, the Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Agent, the Agent as the Guarantor's attorney-in-fact may do such acts and sign such documents in the Guarantor's name and on the Guarantor's behalf as the Agent considers necessary or desirable to effect such collection, enforcement or payment, the Agent being hereby appointed the Guarantor's attorney-in-fact for such purpose.

     2.8  Limitation on Guaranty.  In any proceeding involving any state
          ----------------------
corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 2.1 would otherwise, taking into account the provisions of Section 2.9, be held or determined to be void, invalid or unenforceable or if the claims of the Lenders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantor's liability under Section 2.1, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, and Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     2.9  Rights of Contribution.  The Guarantor hereby agrees that if any other
          ----------------------
guarantor (an "Excess Funding Guarantor") shall pay a portion of the Guaranteed
               ------ -----------------
Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as defined below) of the Guaranteed Obligations, the other guarantors shall, on demand (but subject to the next sentence), pay to the Excess Funding

Guarantor an amount equal to their respective Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligations of the Guarantor under this
Section 2.9 shall be subordinate and subject in right of payment to the prior payment in full and in cash of the obligations of the Guarantor under the other provision of this Section 2, and such Excess Funding Guarantor shall not exercise any right, remedy, power or privilege with respect to such excess until payment and satisfaction in full of all such obligations. For the purposes of this Section 2.9, "Pro Rata Shares" shall mean, for any guarantor, a percentage equal to the percentage that the guarantor's Tangible Net Worth as at June 30, 1997 (as reflected on the balance sheet as at that date referred to in Section 3.2) is of the aggregate Tangible Net Worth of all of the guarantors as so reflected as at such date.

     2.10  Revocation.  To the fullest extent permitted by law, the Guarantor
           ----------
hereby waives all right of revocation with respect to the Guaranteed
Obligations.

     2.11  Right to Offset Balances.  The Guarantor agrees that, in addition to
           ------------------------
(and without any limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option but only with the prior written consent of the Required Lenders or the Agent, to offset balances held by it for the amount of the Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Borrower to such Lender that are not paid when due (regardless of whether such balances are then due to the Guarantor). Any Lender so entitled shall promptly notify the Guarantor and the Agent of any offset effected by it, provided that
                                                                 --------
such Lender's failure to give such notice shall not affect the validity of such offset.

     Section 3.  Representations of the Guarantor.  As of the Closing Date and
                 --------------------------------
as of the date of each extension of credit by the Lenders, the Guarantor represents to the Agent and the Lenders that:

     3.1  Corporate Existence.  The Guarantor and its Subsidiaries: (i) is a
          -------------------
corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all material Governmental Approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

     3.2  Financial Condition.  The consolidated and consolidating balance
          -------------------
sheets of the Borrower and the Guarantor as of June 30, 1997 are complete and correct and fairly present the financial condition of such entities as at such date.

     3.3  Litigation.  Except as disclosed to the Lenders in writing prior to
          ----------
the Closing Date, there are no legal or arbitral proceedings by or before any Governmental Person, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor or its Property or any of its Subsidiaries or any of their Property that, if adversely determined, could have a Material Adverse Effect.

     3.4  No Breach.  None of the execution and delivery of this Agreement, the
          ---------
consummation of the transactions contemplated by this Guaranty or compliance with the terms and provisions of this Guaranty will conflict with or result in a breach of, or require any consent under, the corporate charter or by-laws of the Guarantor, or any applicable Governmental Rule, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any Debt evidenced by, or termination of, any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

     3.5  Corporate Action.  The Guarantor has all necessary corporate power and
          ----------------
authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms

     3.6  Approvals.  No Governmental Approvals are necessary for the execution,
          ---------
delivery or performance by the Guarantor of this Guaranty or for the legality, validity or enforceability of this Guaranty.

     3.7  ERISA.  The Guarantor and its Affiliates have fulfilled their
          -----
respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

     3.8  Taxes.  The Guarantor and its Subsidiaries have filed all United
          -----
States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of its Subsidiaries and all other related penalties and charges. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate. The Guarantor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal or other taxes.

     3.9   Certain Regulations.  The Guarantor is not (a) an "investment
           -------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Debt or to issue guarantees.

     3.10  Ranking of Obligations.  This Guaranty and the other Loan Documents
           ----------------------
to which the Guarantor is a party, when executed, are and will be the direct and general obligations of the Guarantor. The Guarantor's Obligations hereunder and thereunder will rank at least pari passu in priority of payment with all other
                              ---- -----
Senior Debt, except to the extent permitted hereunder or under the Credit Agreement.

     Section 4. Covenants of the Guarantor.  So long as this Guaranty is in
                --------------------------
effect and until all of the Guaranteed Obligations have been paid in full and the expiration and termination of the Commitments of the Lender under the Credit Agreement, the Guarantor agrees as follows:

     4.1   Financial Statements.  The Guarantor shall deliver to each of the
           --------------------
Lenders:

           (a) Each of the financial statements referenced in Sections 7.1(i) and (ii) of the Credit Agreement (within the time periods specified in such Sections) as they relate to the Guarantor; and

           (b) as soon as possible, and in any event within 10 days after the Guarantor knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Guarantor setting forth details respecting the event or condition and the action, if any, that such Guarantor or its Affiliate proposes to take with respect to such event or condition (and a copy of any report or notice required to be filed with or given to PBGC by such Guarantor or an Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

               (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal by the Guarantor or an Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Guarantor or any Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Guarantor or any Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (c) promptly after the Guarantor knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor has taken and proposes to take with respect to such Default; and

          (d) from time to time such other information regarding the business, affairs or financial condition of the Guarantor or any of its Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request

     4.2  Litigation.  The Guarantor will promptly give to each Lender notice of
          ----------
all legal or arbitral proceedings by or before any Governmental Person affecting such Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, would not have a Material Adverse Effect.

     4.3  Corporate Existence, Etc.  The Guarantor will, and will cause each of
          ------------------------
its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable Governmental Rules if the failure to comply with such requirements has a Material Adverse Effects; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its other Property prior to the date on which penalties would attach, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by any Lender or the Agent (as the case may be); keep adequate records and books of account, in which complete entries will be made in accordance with Agreement Accounting Principles; and keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as s usually carried by such corporations.

     Section 5.     Miscellaneous Provisions.
                    ------------------------

     5.1  Waiver.  No failure or delay by the Agent or any Lender in exercising
          ------
any remedy, right, power or privilege under this Guaranty or any other Loan Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Loan Documents or by law.

     5.2  Notices.  All notices and communications to be given under this
          -------
Guaranty shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 5.2:

          To the Guarantor:  LTC Properties, Inc.
                             300 Esplanade Drive
                             Suite 1860
                             Oxnard, California 93030
                             Attention: Darrell D. Struck

          To the Agent:       Sanwa Lender California
                              601 S. Figueroa Street
                              8th Floor
                              Los Angeles, California 90017
                              Attention: John C. Hyche

     5.3  Expenses, Etc.  The Guarantor agrees to pay or to reimburse the
          -------------
Lenders and the Agent for all costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred by the Agent or the Lenders in any effort to enforce any of the obligations of any Guarantor under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses (and reasonable attorneys' fees and expenses) incurred by the Agent or the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty (including under Section 2.1) not paid when due shall bear interest until paid at the rate per annum equal to the rate set forth in Section 2.17 of the Credit Agreement.

     5.4  Amendments, Etc.  Any provision of this Guaranty may be modified,
          ---------------
supplemented or waived only by an instrument in writing signed by the Guarantor and the Agent (with the consent of the Lenders as specified in Section 10.4 of the Credit Agreement). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Agent, each Lender, each holder of Guaranteed Obligations and the Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

     5.5  Successors and Assigns.  This Guaranty shall be binding upon and inure
          ----------------------
to the benefit of its parties and their respective successors and assigns. The Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Agent (with the further consent of the Lenders as specified in the Credit Agreement).

     5.6  Survival.  All representations and warranties made in this Guaranty or
          --------
in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

     5.7  Agreements Superseded.  This Guaranty supersedes all prior agreements
          ---------------------
and understandings, written or oral, among the parties with respect to the subject matter of this Guaranty.

     5.8  Severability.  Any provision of this Guaranty that is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.9  Captions.  The table of contents, captions and section headings
          --------
appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

     5.10 Counterparts.  This Guaranty may be executed in any number of
          ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to the Guaranty may execute this Guaranty by signing any such counterpart.

     5.11 Governing Law; Submission to Jurisdiction.  THIS GUARANTY SHALL BE
          -----------------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     5.12 Waiver of Jury Trial.  EACH OF THE GUARANTOR AND THE AGENT (ON BEHALF
          --------------------
OF ITSELF AND THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

                              GUARANTOR
                              ---------


                              [GUARANTOR],



                              By: ____________________________
                                    Title:


                              AGENT
                              -----


                              SANWA BANK CALIFORNIA
                                as Agent for the Lenders


                              By: ____________________________
                                  Title: